UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________

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Meta Platforms, Inc.

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2023

NOTICE OF

Annual meeting and proxy statement

Meta

To Our Shareholders

I'd like to invite you to attend the 2023 Annual Meeting of Shareholders of Meta Platforms, Inc. to be held on May 31, 2023, at 10:00 a.m. Pacific Time.
We'll begin the meeting with the items of business described in this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm, and consideration of shareholder proposals.
We'll also provide a company update and hold a question and answer session at the meeting. You can submit a question in advance of the meeting by visiting www.proxyvote.com, and you can also submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2023.

Thank you for your continued investment in Meta. We hope your shares will be represented at the Annual Meeting. Mark Zuckerberg, Founder, Board Chair, and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 31, 2023: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com

2023 Proxy Statement | 2

Fellow Shareholders,

2022 was one of Meta’s most challenging years as a public company. We faced complex operating conditions, marked by inflation and headwinds in the technology sector, along with continuing geopolitical pressures. But in this difficult time, Meta rose to the challenge with determination and a focus on ensuring that the company is positioned to emerge from this period even stronger than before. The board of directors spent much of the past year working closely with management to navigate this macroeconomic environment while continuing to advance our mission of giving people the power to build community and bring the world closer together.
On behalf of the entire board, I would like to share some key highlights from the board’s governance and oversight work this year:

•We remain focused on understanding and being responsive to shareholder perspectives. In the past year, we expanded our shareholder engagement program, and independent members of the board continued their practice of meeting with our top holders. Shareholder input remains an important consideration in the board’s decision-making process, and has guided our actions on key topics, including expense management, data privacy and safety, content governance, human rights, civil rights, cybersecurity, human capital management, and environmental sustainability.

•We have increased transparency on board oversight of strategy and risk. We believe our directors have the collective skills and experience needed to oversee Meta’s strategy, along with its core and emerging risks. The board was deeply involved in overseeing expense management actions in 2022, including those announced in November. We also held an off-cycle strategic deep dive on the business at our December meeting in addition to our annual mid-year strategic review of the long-range plan and other regular strategic discussions throughout the year. This strategic deep dive led to the board and management team making 2023 the “year of efficiency.” In response to shareholder feedback, we have enhanced disclosure in this proxy statement to provide more insight into the board’s role in our business, strategy, and risk oversight processes.

•We are continuing to uphold responsible and sustainable business practices. The board has remained focused on overseeing our human capital management as the company has undergone its recent layoffs. We are committed to maintaining a strong culture at Meta and providing both our departing and remaining employees with the support they need throughout this transition. As we navigate these organizational changes, we also remain focused on honoring Meta’s commitments to respecting human and civil rights in our business operations, product development, policies, and programming. To that end, we were pleased to release Meta’s inaugural Human Rights Report in July 2022, and the board continues to oversee our forthcoming salient risk assessment.
We will continue to evolve our practices and policies to meet the needs and challenges of our ever-changing world. Please know that your board is acutely aware of the responsibility we have to you, our shareholders, as well as to the broader communities we serve. We take that responsibility very seriously.

Together with my fellow board members, I thank you for your support of Meta and look forward to continuing our important work as stewards of the company.

Sincerely,
Robert M. Kimmitt, Lead Independent Director

3 | 2023 Proxy Statement

Notice of Annual Meeting of Shareholders to be held on May 31, 2023

Date and Time May 31, 2023 10:00 a.m. Pacific Time
Place

The 2023 Annual Meeting of Shareholders (Annual Meeting) of Meta Platforms, Inc. will be a virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2023.

Record Date April 6, 2023

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

•To elect the nine directors nominated by our board of directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
•To consider and vote upon eleven shareholder proposals, if properly presented.
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 6, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the internet on or about April 14, 2023.

By Order of the Board of Directors,

Katherine R. Kelly
Vice President, Deputy General Counsel, and Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

2023 Proxy Statement | 4

Proxy Statement Summary
This proxy statement summary highlights information described in more detail elsewhere in this proxy statement and does not contain all of the information you should consider. Please read the entire proxy statement before voting.
OUR MISSION
Our mission is to give people the power to build community and bring the world closer together. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.
2022 COMPANY PRIORITIES

Continue making progress on the major social issues facing the internet and our company, including privacy, safety, and security.	Build new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future.	Keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs.	Communicate more transparently about what we're doing and the role our services play in the world.
2022 BUSINESS HIGHLIGHTS
While 2022 was a challenging year, we made good progress on our main priorities and our community continued to grow. Our 2022 financial and community highlights include:
•Revenue was $116.61 billion for full year 2022.
•Costs and expenses were $87.66 billion for full year 2022.
•Income from operations was $28.94 billion for full year 2022, representing a 25% operating margin.
•Family monthly active people was 3.74 billion as of December 31, 2022.
•Family daily active people was 2.96 billion on average for December 2022.
We continued to invest based on our company priorities, with 82% of our 2022 total costs and expenses recognized in our Family of Apps segment and 18% in our Reality Labs segment. Our management theme for 2023 is the "year of efficiency," and we are pursuing several workstreams with the ultimate goals of making us a better technology company and improving our financial performance in a difficult environment so we can execute our long-term vision.
For additional information about our 2022 financial results and community metrics, see our Annual Report on Form 10-K for the year ended December 31, 2022.

5 | 2023 Proxy Statement

OUR PRINCIPLES
Our principles embody what we stand for and guide our approach to how we build technology for people and their relationships.

Give People a Voice	People deserve to be heard and to have a voice—even when that means defending the right of people we disagree with.

Build Connection and Community	Our services help people connect, and when they’re at their best, they bring people closer together.

Serve Everyone	We work to make technology accessible to everyone, and our business model is ads so our services can be free.

Keep People Safe and Protect Privacy	We have a responsibility to promote the best of what people can do together by keeping people safe and preventing harm.

Promote Economic Opportunity	Our tools help level the playing field so businesses grow, create jobs and strengthen the economy.

OUR VALUES
Our six values are the signposts that guide our work, how we spend our time, and how we work together. By working at Meta, we each commit to bring these values to our work, each and every day.

Move Fast	Move Fast helps us to build and learn faster than anyone else. This means acting with urgency and not waiting until next week to do something you could do today. At our scale, this also means continuously working to increase the velocity of our highest priority initiatives by methodically removing barriers that get in the way. It's about moving fast together—in one direction as a company, not just as individuals.

Focus on Long-Term Impact	Focus on Long-Term Impact emphasizes long-term thinking and encourages us to extend the timeline for the impact we have, rather than optimizing for near-term wins. We should take on the challenges that will be the most impactful, even if the full results won't be seen for years.

Build Awesome Things	Build Awesome Things pushes us to ship things that are not just good, but also awe-inspiring. We've already built products that are useful to billions of people, but in our next chapter we'll focus more on inspiring people as well. This quality bar should apply to everything we do.

Live in the Future	Live in the Future guides us to build the future of distributed work that we want, where opportunity isn't limited by geography. This means operating as a distributed-first company and being the early adopters of the future products we're building to help people feel present together no matter where they are.

Be Direct and Respect Your Colleagues	Be Direct and Respect Your Colleagues is about creating a culture where we are straightforward and willing to have hard conversations with each other. At the same time, we are also respectful and when we share feedback we recognize that many of the world's leading experts work here.

Meta, Metamates, Me	Meta, Metamates, Me is about being good stewards of our company and mission. It's about the sense of responsibility we have for our collective success and to each other as teammates. It's about taking care of our company and each other.

2023 Proxy Statement | 6

BOARD HIGHLIGHTS
Our board of directors believes that having a diverse set of directors with complementary qualifications, expertise, experience, and backgrounds best ensures effective oversight, represents the interests of our shareholders, and provides practical insights and varied perspectives. The skills and qualifications of our director nominees are more fully described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."

Board diversity*

5
4
56%
Diverse
Diverse
Non-diverse

*Based on gender, race and/or LGBTQ+ status

Age distribution

1
2
2
53
Average age
1
3
30s
40s
50s
60s
70s

OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees. See the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance" for more information.

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder & General Partner, Andreessen Horowitz	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Sheryl K. Sandberg	2012	Founder, LeanIn.Org and OptionB.Org
Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chair, and Chief Executive Officer, Meta

7 | 2023 Proxy Statement

RESPONSIBLE & SUSTAINABLE BUSINESS PRACTICES HIGHLIGHTS
We are committed to operating our business responsibly and sustainably.
We invest in ongoing efforts across our company, including in key areas such as privacy, human rights, and community safety and support. We made progress on a number of key initiatives in 2022, including:
•Launching Privacy Center, a hub where people can learn more about Meta’s approach to privacy across our apps and technologies
•Launching a re-designed Privacy Policy, making it clearer and easier to understand how we use people’s information, and releasing the second version of our Privacy Progress Update that provides a detailed look at the work we’re doing to protect people’s privacy and give them control to make their own choices
•Publishing our inaugural human rights report, in line with the UN Guiding Principles and fulfilling our commitment made in our human rights policy
We also continued to focus on enforcing our community standards to help ensure the safety and security of our platforms. We regularly issue Community Standards Enforcement Reports that track our record of enforcing our content policies on Facebook and Instagram. For example, we reported in our latest Community Standards Enforcement Report that from the third quarter of 2020 to the fourth quarter of 2022, the prevalence of hate speech on Facebook decreased from a range of approximately 0.10% to 0.11% to approximately 0.02%.
See the section of this proxy statement entitled "Responsible & Sustainable Business Practices" for more information about our efforts in these and other key areas such as building the future responsibly, human capital, and environmental sustainability.
SHAREHOLDER ENGAGEMENT
We are committed to maintaining an active dialogue with our shareholders and broader stakeholder community, understanding investor viewpoints, hearing feedback, and being responsive. To that end, we believe that effective corporate governance includes regular, transparent, and constructive communication with our various stakeholders to understand their perspectives and priorities, as well as to answer inquiries and elaborate upon our initiatives. Our shareholder engagement program includes various forums for discussion throughout the year, including direct engagement efforts, ESG-related group calls, conferences, and other opportunities.
In 2022, we significantly expanded our engagement efforts as we sought to take a more proactive approach to sharing the work of our team and ensuring that investor perspectives informed our practices.

2022 Shareholder Engagement Overview(1)

Over 50 Shareholders Engaged	Representing Over 35% of Outstanding Shares Engaged

(1)    Reflects reported share ownership as of December 31, 2022 and includes engagement meetings conducted through March 2023.
Key shareholder engagement topics included:
•Company strategy
•Corporate governance and our board of directors
•Executive compensation
•Environmental and social matters, including human capital management, human rights, content governance, and data privacy
Our shareholder engagement program is more fully described in the section of this proxy statement entitled "Shareholder Engagement."

2023 Proxy Statement | 8

EXECUTIVE COMPENSATION HIGHLIGHTS
We are focused on our mission to give people the power to build community and bring the world closer together. All of our products, including our apps, share the vision of helping to bring the metaverse to life. For us to be successful, we design our executive compensation programs to attract and retain a talented team of engineering, product, sales, and general and administrative professionals who can help achieve this mission through the successful pursuit of our company priorities.

Objectives

•Attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results
•Encourage our executives to focus on our company priorities
•Ensure each of our executives receives a total compensation package that encourages his or her long-term retention
•Reward high levels of performance with commensurate levels of compensation
•Align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives

Design

•Program is heavily weighted towards equity compensation in the form of restricted stock units, with cash compensation that is generally below market relative to executive cash compensation at our peer companies
•Annual cash incentives are designed to motivate executive officers to focus on our company priorities and reward them for individual results and achievements
•Service-based vesting conditions for equity awards
•Our CEO continues to receive a base salary of $1 per year in addition to his overall security program, and he does not participate in the annual bonus plan or receive additional equity awards

Compensation Best Practices

•Our compensation, nominating & governance committee is comprised of solely independent directors and advised by an independent compensation consultant
•Annual review and approval of our compensation strategy, including a review of our compensation-related risk profile
•Pay philosophy heavily weighted towards equity compensation to best align executive officer interests with the long-term interests of shareholders
•Robust stock ownership guidelines that require our executive officers to maintain significant ownership of our common stock

For more information regarding our executive compensation philosophy and practices, see the section of this proxy statement entitled "Compensation Discussion and Analysis."
VOTING MATTERS AND RECOMMENDATIONS
The following table provides summary information about the proposals to be voted on at the Annual Meeting. See the pages of this proxy statement listed below for more information.

Proposal	Board Voting Recommendation	Rationale
Management Proposals:
1. The election of nine directors (page 22)	FOR each nominee	•Slate of highly qualified director nominees with broad and diverse backgrounds, experiences, and skill sets aligned to Meta's unique business

9 | 2023 Proxy Statement

Proposal	Board Voting Recommendation	Rationale
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (page 39)	FOR
•The audit & risk oversight committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm
•Ernst & Young LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit Meta’s financial statements

Shareholder Proposals:
3. A shareholder proposal regarding government takedown requests (page 69)	AGAINST
•We are committed to transparency and our board of directors provides oversight of the risks associated with our content management and monitoring practices
•A separate Oversight Board independently reviews a selection of Meta’s content decisions to help interpret our policies and respect free expression

4. A shareholder proposal regarding dual class capital structure (page 71)	AGAINST
•Our current capital structure allows our board of directors and management team to focus on the long term
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered

5. A shareholder proposal regarding human rights impact assessment of targeted advertising (page 73)	AGAINST
•We are committed to respecting human rights
•We are currently undertaking an enterprise-wide salient human rights risk assessment, which will include potential human rights risks related to targeted advertising

6. A shareholder proposal regarding report on lobbying disclosures (page 76)	AGAINST	•We are committed to thorough and robust reporting processes to provide transparency around our lobbying-related activities
7. A shareholder proposal regarding report on allegations of political entanglement and content management biases in India (page 78)	AGAINST
•We are committed to respecting human rights and to platform safety and integrity in all jurisdictions in which we operate, including India
•We already provide extensive disclosure on our human rights policies and practices, including an independent human rights impact assessment regarding potential human rights risks in India

8. A shareholder proposal regarding report on framework to assess company lobbying alignment with climate goals (page 80)	AGAINST
•We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations
•We provide transparent disclosure on our lobbying and political activity and have a robust process in place to ensure that our climate policy work aligns with our stated priorities

9. A shareholder proposal regarding report on reproductive rights and data privacy (page 83)	AGAINST
•We are deeply committed to addressing issues of safety, security, and privacy in a holistic way in response to the constantly evolving dynamics of the digital age
•We build tools to help our users secure their information, giving them more control over their privacy, and transparently report on government requests for user data

10. A shareholder proposal regarding report on enforcement of Community Standards and user content (page 85)	AGAINST
•We are committed to keeping people safe while giving them the ability to express themselves
•We regularly report on the actions that we take to review the accuracy of our reporting and the strength of our processes

2023 Proxy Statement | 10

Proposal	Board Voting Recommendation	Rationale
11. A shareholder proposal regarding report on child safety impacts and actual harm reduction to children (page 88)	AGAINST
•We want people, especially young people, to foster their online relationships in a safe environment, and we work closely with a broad range of stakeholders and experts to inform our approach to safety
•Our policies prohibit harmful content, as well as content or behavior that exploits young people. We are focused on building features and tools that enable people to connect online safely and responsibly

12. A shareholder proposal regarding report on pay calibration to externalized costs (page 91)	AGAINST
•Our executive compensation program is designed to support our company priorities and promote long-term shareholder interests
•The requested report is too broad in scope to be feasible or effective and would come at a significant cost to shareholders with no discernible benefit

13. A shareholder proposal regarding performance review of the Audit & Risk Oversight Committee (page 93)	AGAINST
•We believe that a third-party assessment of the audit & risk oversight committee’s performance is unnecessary and would not provide additional benefit to shareholders, in light of the board of director’s existing practices

11 | 2023 Proxy Statement

Director Nominees and Executive Officers
The following section provides information regarding our director nominees and executive officers as of April 14, 2023. Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
DIRECTOR NOMINEES
Our director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. Our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as CEO or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Several nominees have experience with technology or product innovation and development, entrepreneurship, commerce, and the dynamics of our industry. Other nominees have significant public sector experience from serving in high-level government positions, including experience with significant regulatory and public policy issues. Our board of directors benefits from these qualifications, as well as the perspectives of nominees with in-depth knowledge of our company through their service as executive officers. The skills and qualifications of our director nominees are more fully described below.

Mark Zuckerberg - Founder, Board Chair, and Chief Executive Officer

Director Since: 2004 Age: 38 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder and CEO, and as our largest and controlling shareholder
•Mr. Zuckerberg’s vision and tenure as our founder, CEO, and Chair provide our board of directors with unique and invaluable experience and understanding of our company’s priorities and the needs of the people and businesses that use our services
Professional Experience:
•Meta Platforms, Inc.
Founder & Chief Executive Officer (2004-present)
Chair of the board of directors (2012-present)
Other Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Attended Harvard University (studied computer science)

2023 Proxy Statement | 12

Robert M. Kimmitt - Lead Independent Director

Director Since: 2020 Age: 75 Meta Committees: Privacy
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, compliance, and public policy issues, his finance experience, and his extensive private and public sector leadership, including service on other boards of directors
•Mr. Kimmitt’s extensive legal and compliance experience, prior service in senior U.S. government roles and on outside boards, and international experience provide our board of directors with relevant skills and perspective to navigate the challenges of the dynamic regulatory and geopolitical environments, execute on our strategic priorities, and provide effective oversight of management
Professional Experience:
•Wilmer Cutler Pickering Hale and Dorr LLP (international law firm)
Senior International Counsel (2009-present)
•U.S. Department of the Treasury
Deputy Secretary (2005-2009)
General Counsel (1985-1987)
•Time Warner Inc.
Executive Vice President of Global Public Policy (2001-2005)
•Commerce One
Vice Chairman & President (2000-2001)
•Wilmer Cutler & Pickering
Partner (1997-2000)
•Lehman Brothers
Managing Director (1993-1997)
•United States Ambassador to Germany (1991-1993)
•Under Secretary of State for Political Affairs (1989-1991)
•Sidley & Austin LLP
Partner (1987-1989)
•National Security Council
Executive Secretary & General Counsel (1983-1985)
Other Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•Deutsche Lufthansa AG
Education:
•United States Military Academy at West Point (B.S.)
•Georgetown University Law Center (J.D.)
Military Service:
•Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve

13 | 2023 Proxy Statement

Peggy Alford - Independent Director

Director Since: 2019 Age: 51 Meta Committees: Compensation, Nominating & Governance (Chair) Audit & Risk Oversight Privacy
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership, business, and compliance experience, as well as her experience with finance and product development
•Ms. Alford’s global business, leadership, and compliance experience in both operational and financial oversight roles, as well as her experience as a senior executive within the industry, provide our board of directors with insights related to the technology sector that are relevant to our evolving strategy, business, and operations
Professional Experience:
•PayPal Holdings, Inc. (digital payments company)
Executive Vice President, Global Sales (2020-present)
Senior Vice President, Core Markets (2019-2020)
Various other positions (2011-2017)
•Chan Zuckerberg Initiative (philanthropic organization)
Chief Financial Officer & Head of Operations (2017-2019)
•Rent.com (an eBay Inc. company)
President & General Manager (2007-2011)
Chief Financial Officer (2005-2009)
•eBay Inc.
Marketplace Controller and Director of Accounting Policy (2002-2005)
Other Public Company Directorships:
•The Macerich Company
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of Dayton (B.S. in accounting and business administration)

2023 Proxy Statement | 14

Marc L. Andreessen - Independent Director

Director Since: 2008 Age: 51 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an internet entrepreneur, venture capitalist, and technologist, as well as his service on numerous public and private boards of directors
•Mr. Andreessen's finance and investment expertise, as well as his extensive leadership, business, technology, and entrepreneurship experience, support our strategic and operational decision-making
Professional Experience:
•Andreessen Horowitz (venture capital firm)
Co-founder & General Partner (2009-present)
•Opsware, Inc. (formerly known as Loudcloud Inc.)
Co-founder & Chairman of the board of directors (1999-2007)
•America Online, Inc.
Chief Technology Officer (1999)
•Netscape Communications Corporation
Co-founder & various other positions, including Chief Technology Officer & Executive Vice President of Products (1994-1999)
Other Public Company Directorships:
•Coinbase Global, Inc.
•Samsara Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of Illinois at Urbana-Champaign (B.S. in computer science)

Andrew W. Houston - Independent Director

Director Since: 2020 Age: 40 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development
•Mr. Houston’s extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•Dropbox, Inc. (global collaboration platform)
Chief Executive Officer & Chairman of the board of directors (2007-present)
Other Public Company Directorships:
•Dropbox, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Massachusetts Institute of Technology (B.S. in electrical engineering and computer science)

15 | 2023 Proxy Statement

Nancy Killefer - Independent Director

Director Since: 2020 Age: 69 Meta Committees: Audit & Risk Oversight Privacy (Chair)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership and compliance experience in both the public and private sector, as well as her finance experience and extensive service on other boards of directors
•Ms. Killefer provides our board of directors with strong oversight gained through her experience as a trusted advisor and strategist working with leaders of corporations and governments, as well as relevant skills and perspective to navigate the challenges of the dynamic regulatory and geopolitical environments
Professional Experience:
•McKinsey & Company (international management consulting firm)
Senior Partner (1992-2013)
Governing Board Member (2000-2006 and 2007-2013)
Head and Founder of global public sector practice (2005-2012)
Head of Washington, D.C. office (2000-2007)
Various other positions (1979-1992)
•U.S. Department of the Treasury
Assistant Secretary for Management, Chief Financial Officer & Chief Operating Officer (1997-2000)
•IRS Oversight Board
Member (2000-2005)
Chair (2002-2004)
Other Public Company Directorships:
•Cardinal Health, Inc.
•Natura & Company
•Certara, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•Avon Products, Inc.
•Taubman Centers, Inc.
Education:
•Vassar College (B.A. in economics)
•Massachusetts Institute of Technology (M.S.M. in finance)

2023 Proxy Statement | 16

Sheryl K. Sandberg - Director

Director Since: 2012 Age: 53 Meta Committees: None
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Sandberg should serve as a member of our board of directors due to the perspective and experience she brings as our former COO, as well as her service on other boards of directors
•Ms. Sandberg's extensive leadership, global business, government, technology, and product development experience, as well as her in-depth knowledge of our company as our former Chief Operating Officer, provide our board of directors with rich and relevant insight into our operations, employees, and strategic priorities
Professional Experience:
•Meta Platforms, Inc.
Chief Operating Officer (2008-2022)
•Google, Inc.
Various positions, including Vice President, Global Online Sales & Operations (2001-2008)
•U.S. Department of the Treasury
Chief of Staff (1999-2001)
Senior Advisor to Deputy Secretary (1996-1999)
•McKinsey & Company
Consultant (1995-1996)
•The World Bank
Economist (1991-1993)
Other Public Company Directorships:
•Momentive Global, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in economics)
•Harvard Business School (M.B.A.)

17 | 2023 Proxy Statement

Tracey T. Travis - Independent Director

Director Since: 2020 Age: 60 Meta Committees: Audit & Risk Oversight (Chair and Audit Committee Financial Expert)
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Ms. Travis should serve as a member of our board of directors due to her extensive leadership and business experience, including service on other boards of directors, as well as her financial expertise and experience with consumer products
•Ms. Travis' global business and financial experience as a chief financial officer of multiple global companies provides our board of directors with extensive financial and operational expertise to support oversight of our evolving strategy, capital allocation practices, and international presence
Professional Experience:
•The Estée Lauder Companies Inc. (manufacturer and marketer of skin care, makeup, fragrance, and hair care products)
Executive Vice President & Chief Financial Officer (2012-present)
•Ralph Lauren Corporation
Senior Vice President & Chief Financial Officer (2005-2012)
•Limited Brands
Senior Vice President of Finance (2002-2004)
•Intimate Brands Inc.
Chief Financial Officer (2001-2002)
•Americas Group of American National Can Group, Inc.
Chief Financial Officer (1999-2001)
•PepsiCo/Pepsi Bottling Group
Various positions (1989-1999)
Other Public Company Directorships:
•Accenture plc
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of Pittsburgh (B.S.E. in industrial engineering)
•Columbia University (M.B.A. in finance and operations)

2023 Proxy Statement | 18

Tony Xu - Independent Director

Director Since: 2022 Age: 38 Meta Committees: Compensation, Nominating & Governance
Key Qualifications and Notable Experience Aligned with Meta's Strategy:
•We believe that Mr. Xu should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and the consumer experience
•Mr. Xu’s extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as his deep understanding of the dynamics of our industry as chief executive officer and founder of a large technology company, provide our board of directors with insights related to the management of technology companies and dynamics of a founder-led company
Professional Experience:
•DoorDash, Inc. (local commerce platform)
Co-founder & Chief Executive Officer (2013-present)
Chairman of the board of directors (2020-present)
Other Public Company Directorships:
•DoorDash, Inc.
Former Public Company Directorships
Held in the Past Five Years:
•None
Education:
•University of California, Berkeley (B.S. in industrial engineering and operations research)
•Stanford Graduate School of Business (M.B.A.)

EXECUTIVE OFFICERS

Javier Olivan - Chief Operating Officer

Age: 45
Professional Experience:
•Meta Platforms, Inc.
Chief Operating Officer (2022-present)
Chief Growth Officer & Vice President, Cross-Meta Products and Infrastructure (2022-2022)
Vice President, Central Products (2018-2022)
Vice President, Growth (2011-2018)
Head of International Growth (2007-2011)
•Siemens AG
Various positions (2003-2005)
Other Public Company Directorships:
•None
Former Public Company Directorships
Held in the Past Five Years:
•VY Global Growth
•MercadoLibre.com
Education:
•University of Navarra (M.S. in both electrical engineering and industrial engineering)
•Stanford Graduate School of Business (M.B.A.)

19 | 2023 Proxy Statement

Nick Clegg - President, Global Affairs

Age: 56
Professional Experience:
•Meta Platforms, Inc.
President, Global Affairs (2022-present)
Vice President, Global Affairs and Communications (2018-2022)
•United Kingdom
Deputy Prime Minister (2010-2015)
•Liberal Democrats Party
Leader (2007-2015)
•U.K. Parliament, House of Commons
Member for Sheffield Hallam (2005-2017)
Other Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Robinson College, Cambridge (M.A. in social anthropology)

Susan Li - Chief Financial Officer

Age: 37
Professional Experience:
•Meta Platforms, Inc.
Chief Financial Officer (2022-present)
Vice President, Finance (2016-2022)
Various other positions (2008-2016)
•Morgan Stanley
Analyst (2005-2008)
Other Public Company Directorships:
•Alaska Air Group
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Stanford University (B.A. in economics, B.S. in mathematical & computational science)

Andrew Bosworth - Chief Technology Officer

Age: 41
Professional Experience:
•Meta Platforms, Inc.
Chief Technology Officer (2022-present)
Vice President, Reality Labs (2017-2022)
Various other positions (2006-2017)
Other Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in computer science)

2023 Proxy Statement | 20

Christopher K. Cox - Chief Product Officer

Age: 40
Professional Experience:
•Meta Platforms, Inc.
Chief Product Officer (2014-2019 and 2020-present)
Vice President, Product (2009-2014)
Various other positions (2005-2009)
Other Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Stanford University (B.S. in symbolic systems with a concentration in artificial intelligence)

Jennifer G. Newstead - Chief Legal Officer

Age: 53
Professional Experience:
•Meta Platforms, Inc.
Chief Legal Officer (2021-present)
Vice President & General Counsel (2019-2021)
Secretary (2021-2021)
•U.S. Department of State
Legal Adviser (2018-2019)
•Davis Polk & Wardwell LLP (international law firm)
Partner (2006-2018)
•Office of Management and Budget
General Counsel (2003-2005)
•White House
Special Assistant to the President and Associate White House Counsel (2002-2003)
•U.S. Department of Justice
Principal Deputy Assistant Attorney General of the Office of Legal Policy (2001-2002)
Other Public Company Directorships:
•None
Former Public Company Directorships Held in the Past Five Years:
•None
Education:
•Harvard University (A.B. in government)
•Yale Law School (J.D.)
Judiciary and Academic Experience:
•Ms. Newstead previously served as a law clerk for Justice Stephen Breyer of the United States Supreme Court and Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit, and as an Adjunct Professor of Law at Georgetown University Law Center

21 | 2023 Proxy Statement

Proposal One: Election of Directors
Our board of directors has set the authorized number of directors at nine. The following nine individuals are nominated for election to the board of directors at the 2023 Annual Meeting of Shareholders, all of whom are currently serving on our board of directors:

Name	Director Since	Primary Employment	Independent
Peggy Alford	2019	Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder & General Partner, Andreessen Horowitz	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	✓
Sheryl K. Sandberg	2012	Founder, LeanIn.Org and OptionB.Org
Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chair, and Chief Executive Officer, Meta
If elected, each of these individuals will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.
Corporate Governance
BOARD OF DIRECTORS
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is nine. Each of our director nominees, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

2023 Proxy Statement | 22

Strong Leadership

Ambassador Kimmitt has significant responsibilities as our Lead Independent Director, including working with the Chair to set agendas for meetings of our board of directors and having authority to call special meetings of our board of directors, and is appointed annually by our independent directors.

Independent Nominations

Our independent compensation, nominating & governance committee has sole authority to recommend nominees to our board of directors and recommend the appointment of candidates to our privacy committee.

Board Leadership and Independence Highlights

Nearly All Directors Are Independent Seven out of our nine director nominees are independent. All members of our standing committees are independent.	Executive Sessions Independent directors regularly meet in executive sessions, which are led by our Lead Independent Director without management present.	Balanced Board Tenure Six out of nine of our director nominees have a tenure of less than five years, and the remaining nominees have a tenure of greater than ten years.

BOARD COMPOSITION
Our board of directors believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. The following tables provide information regarding the diversity, age, and tenure of our directors as of April 14, 2023:

Board Diversity Matrix (as of April 14, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	5	-	-
Number of Directors who Identify in Any of the Categories Below:
African American or Black	2	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	4	-	-
Two or more races or ethnicities	1	-	-	-
LGBTQ+	-
Did not disclose demographic background	-

23 | 2023 Proxy Statement

BOARD LEADERSHIP STRUCTURE
We believe that our current board structure is effective in supporting strong board leadership. The board of directors has determined in its judgment that the company benefits from having a combined Chair and CEO position at this time. Mr. Zuckerberg's unique perspective and experience, as highlighted more fully below, are valuable in setting the overall direction and business and product strategy for the company. As a counter-balance to Mr. Zuckerberg's combined Chair/CEO role, the board has a strong Lead Independent Director role to further promote effective corporate governance. Our Lead Independent Director is appointed annually by our independent directors, and Ambassador Kimmitt currently serves in this role.
Mr. Zuckerberg brings valuable insight to our board of directors due to his perspective and experience as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations, as well as experience navigating opportunities and challenges particular to our company. As our largest and controlling shareholder, Mr. Zuckerberg is also invested in our long-term success. Ambassador Kimmitt brings extensive governance, legal, and compliance experience, including through service in the public sector and experience navigating complex business opportunities and challenges in the private sector, and plays a significant and meaningful role in leading our board of directors.

The Chair and the Lead Independent Director work together to facilitate effective oversight, governance, and policy- and decision-making by the board of directors. The Chair and the Lead Independent Director collaborate to set the agenda for meetings of the board of directors, and either may call special meetings of the board of directors. As Chair, Mr. Zuckerberg presides over meetings of the board of directors. As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. As more fully described in our corporate governance guidelines, our Lead Independent Director role also includes the following authority and responsibilities, among others:
•presiding at all meetings of the board of directors at which the Chair is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chair;
•providing the Chair with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chair may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chair to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
INDEPENDENT BOARD OVERSIGHT
We believe that our current board structure enables independent board oversight. All of the standing committees of our board of directors are comprised of independent directors. The board of directors also establishes ad hoc special committees of independent directors from time to time, as appropriate. We have a Lead Independent Director who has authority that mirrors that of the Chair, including coordinating board meeting agendas and the ability to call special meetings of the board of directors. Our Lead Independent Director regularly meets with the independent directors on an individual basis, and also meets with the chief executive officer and shares perspectives from the independent directors.
The independent compensation, nominating & governance committee reviews and approves the compensation of our chief executive officer, including perquisites related to executive security. In addition, the performance of our chief executive officer is evaluated by all of the independent directors of the board, and our Lead Independent Director provides our chief executive officer with feedback regarding his performance.

2023 Proxy Statement | 24

BOARD COMMITTEES
Our board of directors has established an audit & risk oversight committee, a compensation, nominating & governance committee, and a privacy committee, each of which has the composition and responsibilities described below. Our board of directors has adopted a written charter for each of these standing committees, which are available at investor.fb.com/leadership-and-governance. From time to time, the board of directors may also establish ad hoc committees to address particular matters.

Director	Audit & Risk Oversight Committee	Compensation, Nominating & Governance Committee	Privacy Committee
Peggy Alford
Marc L. Andreessen
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Sheryl K. Sandberg
Tracey T. Travis
Tony Xu
Mark Zuckerberg

Committee member	Committee chair
The charts below provide information about the responsibilities and membership of our standing committees.

AUDIT & RISK OVERSIGHT COMMITTEE

Chair: Tracey T. Travis Other Members: Peggy Alford Nancy Killefer Committee Meetings in 2022: 12
Principal Responsibilities

•Selecting the independent registered public accounting firm to audit our financial statements
•Ensuring the independence of the independent registered public accounting firm
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results
•Developing procedures to enable submission of anonymous concerns about accounting or auditing matters
•Considering the adequacy of our internal accounting controls and audit procedures
•Reviewing related party transactions
•Reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements
•Reviewing our environmental, social, and governance (ESG) program and strategy
•Overseeing our major risk exposures (including in the areas of financial and enterprise risk, legal and regulatory compliance, ESG, cybersecurity, and special topics including content governance, community safety and security, human rights, and civil rights) and the steps management has taken to monitor and control such exposures, and assisting our board of directors in overseeing the risk management of our company
•Pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm
•Overseeing our internal audit function
•Overseeing significant financial matters, including our tax policies, planning, and compliance, treasury policies, and share repurchase activities

Independence and Other Qualifications

•Each committee member satisfies the independence standards for audit committees established by applicable SEC rules and Nasdaq rules.
•Ms. Travis qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under Nasdaq rules.

25 | 2023 Proxy Statement

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

Chair: Peggy Alford Other Members: Marc L. Andreessen Andrew W. Houston Tony Xu Committee Meetings in 2022: 9
Principal Responsibilities

•Evaluating the performance of our executive officers
•Evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs maintained by us
•Administering our equity-based compensation plans and our annual bonus plan
•Considering and making recommendations regarding non-employee director compensation
•Considering and making recommendations to our board of directors regarding its remaining responsibilities relating to executive compensation
•Reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, independence, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes
•Identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees, including having sole authority to recommend nominees to our board of directors
•Having sole authority to recommend the appointment of candidates to, or removal of members from, our privacy committee
•Monitoring succession planning for our board of directors and certain of our key executives
•Developing and recommending corporate governance guidelines and policies
•Overseeing the annual self-evaluation process for our board of directors and committees thereof
•Reviewing and granting proposed waivers of the code of conduct for executive officers
•Advising our board of directors on corporate governance matters and board of director performance matters, including recommendations regarding the size, structure, and composition of our board of directors and committees thereof

Independence and Other Qualifications

•Each committee member satisfies the independence standards for compensation committees established by applicable SEC rules and Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each committee member is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

PRIVACY COMMITTEE

Chair: Nancy Killefer Other Members: Peggy Alford Robert M. Kimmitt Committee Meetings in 2022: 4
Principal Responsibilities

•Overseeing our comprehensive privacy program adopted in compliance with our FTC consent order
•Overseeing management's periodic assessment of the privacy program and any related policies with respect to risk assessment and risk management
•Overseeing the selection and performance of employees to coordinate and be responsible for the privacy program
•Overseeing the selection of an independent, third-party assessor to review our privacy practices, as well as the assessor's biennial assessments of the privacy program
•Overseeing the activities of the internal audit function related to privacy and data use

Independence and Other Qualifications

•Each committee member is an independent director under Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Our compensation, nominating & governance committee has recommended the appointment of each member to the privacy committee and determined that each such member meets the privacy and compliance baseline requirements for committee membership under our FTC consent order.

Equity Subcommittee
The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers as it deems appropriate and to the extent permitted under applicable law, Securities and Exchange Commission (SEC) and The Nasdaq Stock Market LLC (Nasdaq) rules, and our certificate of incorporation and bylaws (except with respect to the recommendation of director nominees and other actions within the sole authority of the compensation, nominating & governance committee). To ease with the administration of our broad employee equity program, our compensation, nominating & governance committee has delegated the authority to review and approve grants of restricted stock units (RSUs) to employees and consultants, other than to our directors and executive officers, to an

2023 Proxy Statement | 26

equity subcommittee. This subcommittee is currently comprised of Ms. Li and Ms. Newstead, and they can act individually or jointly. RSU grants to our directors and executive officers are reviewed and approved by our compensation, nominating & governance committee.
BOARD ROLE IN RISK OVERSIGHT
Our board of directors has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, our internal audit department, and input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments. Each committee also provides regular reports to the full board of directors regarding its oversight activities.
The following table presents a summary of the specific allocation of general risk oversight functions among the board, the board’s committees, and management:

BOARD OF DIRECTORS

•Strategic and business risk management •CEO succession planning

AUDIT & RISK OVERSIGHT COMMITTEE	PRIVACY COMMITTEE	COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

•Financial and enterprise risk
•Legal and regulatory compliance
•ESG policies and practices
•Cybersecurity
•Risks associated with special topics including content governance, community safety and security, human rights and civil rights
•Policies and procedures for assessing and managing risk
•Internal audit function

•Privacy and data use, including legal and regulatory compliance
•Compliance with comprehensive privacy program adopted in compliance with FTC consent order
•Steps taken or planned to monitor or mitigate privacy and data use risks
•Selection of independent, third-party assessor to review our privacy practices, oversight of the biennial assessments, and regular engagement with the assessor

•Director elections and corporate governance practices
•Compensation policies and practices, including compensation philosophy, objectives, and design
•Succession planning for our board of directors, including sole responsibility for director nominations and appointments to and removals from the Privacy Committee
•Succession planning for certain key executives other than the CEO

SENIOR MANAGEMENT

•The identification and assessment of key risks, risk mitigation strategies, and ongoing developments, and regularly reporting to our board of directors and its committees on the most significant risks and management's plans to address those risks

BOARD MEETINGS
Our board of directors held 10 meetings during 2022. In 2022, no incumbent member of our board of directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of shareholders. Eight directors attended our 2022 Annual Meeting of Shareholders.
Each regular meeting of our board of directors includes an executive session of our independent directors, led by our Lead Independent Director, without management present. Additional executive sessions and separate meetings of the independent

27 | 2023 Proxy Statement

directors are also held from time to time, as needed. As more fully described below, our Lead Independent Director presides at executive sessions and separate meetings of the independent directors.
CONTROLLED COMPANY STATUS
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
DIRECTOR INDEPENDENCE
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
On at least an annual basis, our compensation, nominating & governance committee reviews the independence of our non-employee directors and makes recommendations to the full board of directors. Based, in part, on the recommendations of the compensation, nominating & governance committee, our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq.
Our board of directors has also determined that the directors who comprise our audit & risk oversight committee and compensation, nominating & governance committee satisfy the respective independence standards for those committees established by applicable SEC rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Andreessen, Mr. Houston, Ms. Travis, and Mr. Xu, our board of directors considered that PayPal Holdings, Inc. (PayPal), of which Ms. Alford is Executive Vice President, Global Sales; Coinbase Global, Inc. (Coinbase), of which Mr. Andreessen is a member of the board of directors and may be deemed a significant shareholder primarily through Andreessen Horowitz, a venture capital firm affiliated with Mr. Andreessen; Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors; The Estée Lauder Companies Inc., of which Ms. Travis is Executive Vice President and Chief Financial Officer; and DoorDash, Inc., of which Mr. Xu is Chief Executive Officer and Chairman of the board of directors, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to PayPal and Dropbox for services relating to payment processing and data storage, respectively, in the ordinary course of business pursuant to standard terms and conditions. Our board of directors also considered that Coinbase and Andreessen Horowitz were members of the Diem Association, of which Meta was also a member in 2022, and that in 2021, Meta entered into an agreement to acquire Within Unlimited, Inc. (Within). The acquisition of Within was completed in February 2023 and as of immediately prior to such closing, Mr. Andreessen's equity interest in Within, through Andreessen Horowitz, was less than three percent of the outstanding stock of Within. With regard to Ms. Alford, Mr. Andreessen, Mr. Houston, Ms. Travis, and Mr. Xu, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
Additionally with respect to Ms. Alford, our board of directors considered that she served as Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative for approximately 18 months prior to joining our board of directors in 2019. Our board of directors determined that this prior affiliation with the Chan Zuckerberg Initiative does not interfere with Ms. Alford's exercise of independent judgment in carrying out her responsibilities as a director based on the short term of her service to such organization and her conduct as a director to date.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm based in Washington, D.C. From time to time and in the ordinary course of its business, WilmerHale provides legal services to Meta, which in 2022 amounted to approximately 5% of WilmerHale's total revenue. Ambassador Kimmitt has not provided any legal services to Meta during his term as a director and only provided de minimis legal services to Meta in the three years prior to his appointment to our board. Ambassador Kimmitt is not a partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has implemented measures to ensure that Ambassador Kimmitt is walled off from any legal representation of Meta undertaken by WilmerHale. Further, our compensation, nominating

2023 Proxy Statement | 28

& governance committee reviewed the nature of Meta's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. Ambassador Kimmitt does not have influence over the selection of our company's legal counsel. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
CLASSIFIED BOARD
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 6, 2023, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will automatically shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term will continue until the third annual meeting of shareholders following their election and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
This shift to a classified board structure, if and when implemented, may have the effect of delaying or preventing changes in our control or management.
DIRECTOR NOMINATIONS AND BOARD DIVERSITY POLICY
The policy of our board of directors is to encourage the selection of directors who will contribute to Meta's success and our mission to give people the power to build community and bring the world closer together. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, shareholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee, and may not nominate any person for election without the prior favorable recommendation of our compensation, nominating & governance committee.
Meta is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics. To this end, Meta was one of the first major companies to amend its corporate governance guidelines to provide that the initial list of candidates from which new director nominees are chosen by the board shall include candidates with a diversity of race, ethnicity, and gender. In evaluating potential candidates for nomination, our compensation, nominating & governance committee considers the foregoing in light of the specific needs of the board of directors at that time. In addition, our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
Shareholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal to our Secretary by writing the Secretary at the address of our

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principal executive offices. Shareholders desiring to nominate a director candidate at the annual meeting must comply with other procedures in accordance with our bylaws. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
BOARD EVALUATION PROCESS
Our board of directors recognizes the importance of regularly assessing its effectiveness and continuously improving its functioning. Each year the board conducts a robust, formal performance assessment, which is facilitated by an outside third party and includes individual director evaluations, as more fully described below. In addition to the formal process, our Lead Independent Director has regular one-on-one discussions with the other members of the board and actively conveys feedback from the independent directors on an ongoing basis to our Chair and CEO.

Formalized Annual Process for Full Board and Each Committee
•Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the assessment process.
•Each director receives a written questionnaire covering the topics described below.
•An outside third party conducts individual interviews with each director to discuss their feedback to the written questionnaire.
•An outside third party consolidates feedback from all directors and reports on the results at a meeting of the board of directors.
•Our compensation, nominating & governance committee and board of directors annually consider whether to make any updates to the assessment process.

Wide Range of Topics Covered
•All directors are asked to provide feedback on the performance of the board of directors, each committee, and each director, including performance in board leadership roles.
•All directors are asked to provide feedback on board size and structure, board composition and independence, board meeting agendas, materials, and conduct, risk oversight, interaction with management, and succession planning, among other matters.
•Members of each committee and the Lead Independent Director are asked to provide feedback on the respective committee's composition, charter, and meeting agendas, materials, and conduct, among other matters.

Results Drive Enhancements	•We use the results of the annual assessment to make enhancements and continue to improve board effectiveness.

Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.
DIRECTOR ORIENTATION AND EDUCATION
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key issues and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.
GOVERNANCE DOCUMENTS
We publish our governance documents on our website at investor.fb.com/leadership-and-governance. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information on our Investor Relations page at investor.fb.com.
Responsible & Sustainable Business Practices
At Meta, our mission is to give people the power to build community and bring the world closer together. We invest in ongoing efforts across our company to help further our mission and our principles, and to pursue responsible and sustainable business practices. Below we provide highlights of our efforts in certain key areas that are important to us. We also regularly post company updates in our public Newsroom at about.fb.com/news, on our Investor Relations page at investor.fb.com, and on Mark Zuckerberg's Facebook Page at www.facebook.com/zuck and Instagram account at www.instagram.com/zuck.

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COMMUNITY SAFETY AND SUPPORT
Our goal is to enable open and authentic communication on our services while safeguarding people's private information and keeping our platform safe for everyone.

Our Community Standards. We are committed to keeping people safe on our our platforms. This is why we developed Facebook's Community Standards and Instagram’s Community Guidelines to define what is and isn’t allowed on Facebook and Instagram. Facebook's Community Standards are available at transparency.fb.com/policies/community-standards and Instagram's Community Guidelines are available at www.facebook.com/help/instagram/. We have also established a Stakeholder Engagement program to gather insights from a diverse range of stakeholders, including civil society organizations, activist groups, academics, and other thought leaders to inform the development of Facebook's Community Standards and Instagram's Community Guidelines and other policies. We publish more information about how we update our policies, measure results, work with other organizations, engage with external stakeholders and enforce our standards at transparency.fb.com/policies/improving/.
Community Standards Enforcement and Independent Assessment. We are focused on enforcing our community standards to help ensure the safety and security of our platforms. We regularly issue Community Standards Enforcement Reports that track our record of enforcing our content policies on Facebook and Instagram. These reports are available at transparency.facebook.com/community-standards-enforcement and currently disclose the prevalence of several types of content that violates our policies on Facebook and Instagram, the amount of this content we took action on, how much content we found proactively before people reported it, the amount of content we actioned that people appealed, and the amount of content we restored after removing it. In our report for the fourth quarter of 2022, we shared that the prevalence of violating content on Facebook and Instagram remained relatively consistent with the previous quarter across a wide range of policy areas, meaning the vast majority of content that users generally encounter does not violate our policies. Our management also provides our audit & risk oversight committee with updates on community safety and security at least twice a year, including our Community Standard Enforcement Report metrics.
As part of our Community Standards Enforcement Report, we report on our ability to identify and remove content that violates our policies even before users report it to us. Our reports also feature historical data to allow all stakeholders to assess our progress over time. For example, as the below graphs illustrate, from the third quarter of 2020 to the fourth quarter of 2022, the prevalence of hate speech on Facebook decreased from a range of approximately 0.10% to 0.11% to approximately 0.02%. Additionally, from the fourth quarter of 2017 to the fourth quarter of 2022, the percentage of hate speech on Facebook that we proactively removed before anyone reported it to us increased from approximately 24% to 82%.
1 Prevalence is calculated as: the estimated number of views that showed violating content on Facebook, divided by the estimated number of total content views on Facebook. If the prevalence of hate speech was 0.04% to 0.02%, that would mean we estimated that of every 10,000 content views, there were 2 to 4 views of content that violated our standards for hate speech.

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1 We calculate the proactive rate percentage as: the number of pieces of content acted on that we found and actioned before people using Facebook reported them, divided by the total number of pieces of content we took action on.
Additional information about these and our other reported metrics can be found in our Community Standards Enforcement Reports at transparency.facebook.com/community-standards-enforcement.
Our Community Standards Enforcement Report was independently assessed by Ernst & Young LLP in 2022. The assessment found that the calculation of metrics in our 2021 fourth quarter Community Standards Enforcement Report were fairly stated and our internal controls were suitably designed and operating effectively. We publicly disclosed the assessment results as part of our commitment to transparency and accountability, which are available at about.fb.com/news/2022/05/community-standards-enforcement-report-assessment-results/.
Transparency Reports. We publish Transparency Reports to help provide our community visibility into how we respond to data requests, how we protect intellectual property, which content is widely viewed, and our Community Standards Enforcement Reports described above. These transparency reports can be found in our Transparency Center at transparency.fb.com/data.

Content Moderators’ Health and Well-Being. We understand that content review is essential but can be challenging and may involve reviewing objectionable content. This is why we ensure that all reviewers employed by our global network of partners have access to resilience programs, mental health resources, well-being tools, and a supportive environment that includes on-site support with trained practitioners and healthcare benefits from the first day of their engagement with Meta. More information about our commitment to support content moderators can be found in our Transparency Center at transparency.fb.com/enforcement/detecting-violations/making-the-right-calls.

Oversight Board. Meta established the Oversight Board to help us resolve certain of our most difficult content decisions. The Oversight Board is an external body that people can appeal to if they disagree with Meta’s content enforcement decisions on Facebook or Instagram. The Oversight Board also makes recommendations, including about how we should handle similar scenarios going forward, ways to further clarify our policies, and opportunities to improve processes for reviewing content. We are committed to implementing the Oversight Board’s content decisions, and their recommendations help shape how we govern our policies. We have implemented all content decisions that the Oversight Board has made to date, and most of the recommendations as well. We regularly publish updates regarding our responses to the Oversight Board’s independent decisions, including information about cases that Meta has referred to the Oversight Board and updates on our progress on implementing the Oversight Board’s recommendations, which are available at transparency.fb.com/oversight/meta-quarterly-updates-on-the-oversight-board.
Elections Integrity. We have made significant investments to prepare for elections, including further securing our platforms, providing more transparency, and empowering people to vote around the world. We’ve also taken steps to reduce the spread of misinformation and provide more transparency and control around political ads. More information on our election efforts is available at about.meta.com/actions/preparing-for-elections-on-facebook/.

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Promoting Age-Appropriate Experiences. We have developed more than 30 tools across our apps to help support teens and families, including supervision tools that allow parents to limit the amount of time their teens spend on Instagram, and age verification technology that helps teens have age-appropriate experiences. We also provide supervision tools and expert-backed resources to parents and guardians to make it easier for them to be involved in their teens' social media experiences. More information is available at about.fb.com/news/2022/11/protecting-teens-and-their-privacy-on-facebook-and-instagram/.

Community Safety and Support Highlights:
•We reported in our latest Community Standards Enforcement Report that, in 2022, of every 10,000 views, an estimate of 2 views on average contained content that violated our standards for hate speech, down from an estimate of 10 to 11 of every 10,000 views in the third quarter of 2020.
•Building on our efforts to protect younger people and their privacy on Facebook and Instagram, we are developing new tools and educational resources, as well as working with the National Center for Missing and Exploited Children, to help stop the spread of young peoples' intimate images online.

DATA PRIVACY AND CYBERSECURITY
We are committed to honoring our users' privacy choices, protecting their information, and building secure services to help keep people safe.
Leadership. Our privacy work is underpinned by our governance structures that foster accountability for privacy at every level, led by our Chief Executive Officer and Chief Privacy Officer. Cross-functional teams across Meta provide engineering, legal, policy, compliance, and product expertise that enables the design and implementation of our privacy program. Meta’s internal audit team provides independent assurance on the overall operations of our privacy program and the supporting control framework.
Privacy Committee of the Board of Directors. Our privacy committee comprises independent members of our board of directors, and assists the board with respect to privacy and data use matters, including overseeing our comprehensive privacy program. Additionally, they oversee our management’s periodic assessment of the privacy program, the selection and performance of employees responsible for our privacy program, and the selection of our independent, third-party assessor and their biennial assessments of the privacy program. The privacy committee receives regular briefings on the state of our privacy program from our independent privacy assessor, whose job it is to review and report on our privacy program on an ongoing basis.
Privacy Risk Management. We have created a privacy risk management program to assess privacy risks related to how we are collecting, using, sharing, and storing user data. We leverage this to identify risk themes, enhance our privacy program, and prepare for future compliance initiatives. We continuously seek to improve our privacy program and privacy risk management, based on feedback from our independent, third-party assessor and consultations with external experts.

Privacy Review. We’ve also continued to strengthen our Privacy Review process at Meta, investing in more robust technical validation, and more in depth internal and external consultation. Through this process, we assess how data will be used and protected as a part of new or updated products, services and practices. We work to identify potential privacy risks that involve the collection, use or sharing of personal information and develop mitigations for those risks. As a part of the process, a cross-functional team of experts in privacy, security, safety, design, legal, engineering, and public policy evaluates potential privacy risks associated with a project and determines if there are any changes that need to happen before project launch to control for those risks. More information about our approach is available at about.meta.com/privacy-progress.

Privacy Controls and Transparency. As people connect and share more online, it’s important that they know how to manage their privacy and protect their information. To provide greater transparency and control to people who use our platforms, we have invested in providing external education to improve peoples’ understanding and awareness of our practices, and developed a number of privacy tools for people to understand what they share and how their information is used on our platforms.

Our work to communicate transparently includes providing external education to improve people’s understanding and awareness of our practices and ensuring information is accessible and easy to find. We encourage you to view our Privacy Policy at www.facebook.com/privacy/policy, where we explain how we collect, use, share, retain and transfer information, with helpful examples and simpler language to make our practices easier to understand, our Privacy Center at www.facebook.com/privacy/center/, a place to learn more about our approach to privacy across our apps and technologies with helpful information

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about sharing, security, data collection, data use and ads, and the Data and Privacy section of our public Newsroom at about.fb.com/news for the latest information on these efforts.

Cybersecurity. We have built, and constantly work to improve, secure services to help keep people safe on our platform, including offering our users login alerts and two-factor authentication, implementing restrictions on the amount of information other apps can request from our users, providing secure data storage, and providing tools to give users more control over their privacy and an understanding on how their information is used.

We want people to have a trusted private space for online conversations with friends and family that is safe and secure, which is why we currently offer end-to-end encryption (E2EE) by default on WhatsApp, and as an option for personal messages and calls on Messenger and Instagram Direct Messaging, with plans to offer it by default in the future.

We also work to continually improve our defenses to help protect our platform from emerging security threats. For example, we invest in building frameworks that help engineers prevent and remove entire classes of bugs when writing code, we build automated analysis tools that can inspect code and detect security errors at scale; we conduct peer reviews for code changes to find flaws that our automated technology may miss, and our internal security experts conduct exercises on our systems to help surface points of vulnerability. In addition, since 2011, we have awarded over $16 million to external security researchers who help us find and fix bugs through our Bug Bounty program, which is one of the industry's first such programs. We publish the latest information about how we work to keep our platforms safe on our public Newsroom at about.fb.com/news.

2022 Data Privacy and Cybersecurity Highlights:
•We launched Privacy Center, a hub where people can learn more about Meta’s approach to privacy across our apps and technologies. It includes answers to people’s privacy questions, information about how we use data, links for people to make use of some of the various privacy controls that we offer, key account security tips and tools.
•We launched a rewritten and re-designed Privacy Policy, making it clearer and easier to understand how we use people’s information.
•We released the second version of our Privacy Progress Update, a detailed look at the work we’re doing to protect people’s privacy and give them control to make their own choices.
•We surpassed an important milestone in taking down more than 200 covert influence operations since 2017 in nearly 70 countries that operated in more than 40 languages.
•We rolled out optional end-to-end encryption across Messenger and Instagram.
•Throughout the year, we proactively reduced the amount of user data that we collect and use by deploying innovative tools and technology across Meta, including privacy-enhancing technologies.

BUILDING THE FUTURE RESPONSIBLY
As we look to the future, we build with responsibility in mind.
Responsible Artificial Intelligence (AI). Meta is working to develop and embed responsible AI and civil rights principles into our product development process to help advance our algorithmic fairness efforts while protecting privacy. Further information about our approach is available at ai.facebook.com/blog/facebooks-five-pillars-of-responsible-ai/.
Responsible Metaverse. We believe privacy and safety need to be built into the metaverse, and we collaborate with policymakers, experts and industry partners to anticipate risk and build responsibly. Further information about our approach is available at about.meta.com/metaverse/responsible-innovation/.

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2022 Building the Future Responsibly Highlights:
•We launched Meta Immersive Learning to help diverse creators develop skills in augmented reality, virtual reality and immersive media.
•We open-sourced two new research datasets to help measure fairness and mitigate potential bias in Natural Language Processing models for people to better assess text-based fairness and expand terminology in their AI systems. This includes more comprehensive representation across demographic dimensions including terms for gender identity, age, race, and people with disabilities. Datasets like these can drive progress to help ensure AI systems treat everyone fairly.
•We introduced new features in Meta Horizon Worlds to improve users’ experience, including Personal Boundary, which gives people control over how close others can get to their avatar, and Voice Mode, which allows users to choose whether to hear people they are not following, including the option to not hear strangers.

HUMAN CAPITAL
At Meta, we are committed to fostering an enriching environment for our global workforce and supporting our people in doing the best work of their careers. We offer health and well-being programs to give employees a choice of flexible benefits to help them reach their personal well-being goals, boost physical and mental health, create financial peace of mind, provide support for families, and help employees build a strong community.
Year of Efficiency. We have recently taken a number of steps to become a better technology company and improve our financial performance, and unfortunately this has meant that we had to make the difficult decision to implement restructuring and layoffs. We have made it a priority to treat outgoing employees with dignity and respect, and provided resources to support their transition. Further information on this topic is included in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Form 8-K filed on March 14, 2023.
Diversity, Equity and Inclusion. We strive to build diverse teams across our company to further our mission. We are also committed to promoting diversity among the companies that do business with Meta. More information on the progress of our commitment to grow and keep a workforce that is diverse, inclusive and equitable, is available at about.fb.com/news/2022/07/metas-diversity-report-2022/.

2022 Human Capital Highlights:
•We are committed to pay equity. In 2022, we announced that our analyses indicate that we continue to have pay equity across genders globally and race in the United States for people in similar jobs, accounting for factors such as location, role, and level.
•We encourage all employees, and require all of our interviewers, to take our "Managing Bias" training to help reduce the effects of bias in the workplace and to help employees better understand diverse perspectives. In 2022, we also introduced civil rights training for all employees to better equip them to identify and address civil rights issues in their day-to-day work.

HUMAN RIGHTS
We are committed to respecting human rights as set out in the United Nations Guiding Principles on Business and Human Rights (UNGPs), and have made significant progress on our human rights journey over the past decade. In 2021, Meta adopted its human rights policy in which we commit to reporting annually on how we are addressing human rights impacts. In 2022, we published our first annual human rights report, the first in a series of steps focused on accountability and addressing human rights concerns that stem from our products, policies or business practices. As a next step, we are undertaking an enterprise-wide salient risk assessment, which is a foundational analytical project intended to help Meta appropriately identify its most salient risks as per the UNGP criteria of scale, severity, remediability, and business linkage. Our approach to human rights, our corporate policy, reports, and relevant insights arising from human rights due diligence can be found at humanrights.fb.com/.

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2022 Human Rights Highlights:
•We published our inaugural human rights report, in line with the UN Guiding Principles and fulfilling our commitment made in our human rights policy, at about.fb.com/wp-content/uploads/2022/07/Meta_Human-Rights-Report-July-2022.pdf.
•We launched enterprise-wide training for employees to learn about Meta’s commitment to human rights and to recognize how to respect human rights when building products, policies and programs. This training supports Meta’s goals to innovate and build responsibly and fulfills commitments we made when we launched our human rights policy.
•Last year we conducted an independent due diligence exercise on the company’s human rights impact in Israel and Palestine, and conducted an independent human rights impact assessment (HRIA) on E2EE. We also released insights and actions from an India HRIA in our human rights report. These documents and other independent assessments and company responses are available at humanrights.fb.com/our-impact/.

ENVIRONMENTAL SUSTAINABILITY
We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations. We believe sustainability is about minimizing the impact of our energy, emissions, and water usage, protecting workers and the environment in our supply chain, and partnering with others around us to develop and share solutions for a more sustainable world. We have committed to achieving net zero value chain emissions and becoming water positive in 2030 and have already achieved net zero emissions and 100% renewable energy in our global operations. We publish our sustainability report, volumetric water benefits report, data index, data methodology, third-party data verification, and other related information on our sustainability efforts at sustainability.fb.com.

2022 Environmental Sustainability Highlights:
•We have committed to setting a science-based reduction target that is aligned to the Science Based Targets initiative and have roadmapped a decarbonization strategy to systematically transform the way we do business.
•Our portfolio of more than 9,000 megawatts (MW) of renewable energy makes Meta one of the largest corporate buyers of renewable energy globally, and the corporation with the largest operating portfolio in the U.S. with more than 5,500MW online.

NOTE ABOUT OUR WEBSITES AND REPORTS
None of the statements on our websites or reports referenced above, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.
Shareholder Engagement
At Meta, we are committed to maintaining an active dialogue with our shareholders, understanding investor viewpoints, hearing feedback and being responsive. We recognize that having open conversations throughout the year on key topics such as our company strategy, corporate governance, executive compensation, and sustainability practices allows for our board of directors and senior management team to identify emerging trends and be proactive in addressing matters of importance to our shareholders. We also understand the importance of dialogue over multiple years and recognize that many of the issues on which we engage in a given year are long-term in nature. It is our intent to build relationships based on trust, accountability, and transparency and continue to improve upon our practices. Feedback from our conversations are shared with our full board of directors and each committee reviews relevant feedback to determine if responsive steps are required.

In addition to the regular dialogue our Investor Relations team has with investors through individual meetings and conferences following quarterly earnings, we maintain an ongoing shareholder engagement program throughout the year:

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In 2022, we significantly expanded our engagement efforts as we sought to take a more proactive approach to sharing the work of our team and ensuring that investor perspectives informed our practices.

2022 Shareholder Engagement Overview(1)

Over 50 Shareholders Engaged	Representing Over 35% of Outstanding Shares Engaged

(1)     Reflects reported share ownership as of December 31, 2022 and includes engagement meetings conducted through March 2023.
Our engagements this past year were led by senior management and, in a select number of meetings, members of our board of directors participated, including our Lead Independent Director. Key themes from our discussions in 2022 included:

Board & Governance
•Board oversight of strategy, risk, data privacy, community standards, content moderation, human rights, and political contributions and lobbying
•Board independence, composition, and refreshment
•Governance practices, including checks and balances within our dual class structure

Human Capital Management
•Talent retention and employee engagement, especially in the wake of the November layoffs
•Diversity, equity and inclusion, particularly at the senior leadership level
•Executive compensation and stock-based compensation issuance practices
•Workforce health and well-being, particularly for content moderators

Human Rights, Content Governance & Data Privacy	•Meta’s approach to human rights •Enforcement of our community standards and the role of the independent Oversight Board in moderating our content practices

Other Environmental & Social Matters	•Sustainability practices, with a focus on water •Meta’s policies regarding political contributions and lobbying

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Over the past year, we have made a number of enhancements to our practices, many of which were directly informed by shareholder engagement discussions that we have held both in 2022 and in prior years. These include:
•Publishing our inaugural Human Rights report in July 2022
•Undertaking an enterprise-wide independent assessment of human rights of most salient risks, with input from key stakeholders
•Providing additional details on how we address government requests for user data in our 1H 2022 Transparency Report
•Expanding the disclosure included in our 2021 Sustainability Report (published in mid-2022) to include an updated priority topics assessment, statement from our CEO, and SASB and GRI indexes
•Enhancing the disclosure in this proxy statement regarding:
◦The role of our board of directors in overseeing Meta’s strategy and key risks
◦Meta’s approach to responsible technology, including content governance, data privacy, cybersecurity, responsible AI, responsible metaverse, and human rights
◦Identification of the proponents of the shareholder proposals for the Annual Meeting
We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts or to bring particular matters to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.
Related Party Transactions
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2022.
Monika Bickert, an immediate family member of one of our executive officers during 2022, is employed by us as our Vice President, Content Policy. In 2022, Ms. Bickert received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $5.8 million.
John Hegeman, an immediate family member of one of our executive officers, is employed by us as our Vice President, Monetization. In 2022, Mr. Hegeman received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $19.6 million.
We have entered into an arrangement with Mark Zuckerberg to indemnify him for any personal liability that he may face solely as a result of being deemed the ultimate controlling shareholder of Meta Platforms, Inc. in connection with obtaining regulatory approval for certain of our subsidiaries in non-U.S. jurisdictions under the laws of those jurisdictions to conduct business activities in furtherance of our online payments and related businesses. This arrangement is intended to protect Mr. Zuckerberg from personal liability in the event that Meta Platforms, Inc. does not fulfill its legal obligations to such subsidiaries.
Mark Zuckerberg uses private aircraft for travel in connection with his overall security program. Since March 2022, we have chartered a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company for business and personal travel by Mr. Zuckerberg. On certain occasions, Mr. Zuckerberg may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. We paid approximately $523,000 for business travel on such aircraft in 2022. See the section entitled "Executive Compensation" for information on our payments for personal travel by Mr. Zuckerberg.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
We have adopted a related-party transactions policy to comply with Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & risk oversight committee. If

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the related party is, or is associated with, a member of our audit & risk oversight committee, then either such member shall recuse himself or herself from review of the transaction, or the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & risk oversight committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then refers such transaction to the audit & risk oversight committee, at which time the audit & risk oversight committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.
Report of the Audit & Risk Oversight Committee
This report of the audit & risk oversight committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & risk oversight committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & risk oversight committee is responsible for appointing and retaining our independent auditor and pre-approving the audit and non-audit services to be provided by the independent auditor. The audit & risk oversight committee's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles (GAAP). Our independent auditor, Ernst & Young LLP (EY), is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP. The independent auditor is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.
The audit & risk oversight committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2022 (Annual Report).
The audit & risk oversight committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The audit & risk oversight committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & risk oversight committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, the audit & risk oversight committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.
THE AUDIT & RISK OVERSIGHT COMMITTEE
Tracey T. Travis (Chair)
Peggy Alford
Nancy Killefer
Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit & risk oversight committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2023, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting

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firm since 2007. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
AUDIT AND RELATED FEES
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2022 and 2021 (in thousands):

	2022	2021
Audit fees(1)	$18,184	$17,439
Audit-related fees(2)	1,285	1,918
Tax fees(3)	9,834	10,126
All other fees(4)	3	11
Total fees	$29,306	$29,494
(1)Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements and the audit of our internal control over financial reporting included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2)Audit-related fees consist of System and Organizational Controls reporting and other attest services.
(3)Tax fees in 2022 include $6.8 million for tax compliance projects and $3.0 million for tax advisory projects. Tax fees in 2021 include $6.9 million for tax compliance projects and $3.2 million for tax advisory projects.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & risk oversight committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & risk oversight committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & risk oversight committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2022 and 2021 described above were pre-approved by the audit & risk oversight committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

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Director Compensation
NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS
Our board of directors and shareholders have adopted a Director Compensation Policy that sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. Our Director Compensation Policy provides for cash retainers, excess meeting fees, initial equity grants upon joining our board of directors, and annual equity grants. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, the significant responsibilities of the various committees of our board of directors, and the small size of our board of directors relative to our peers;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as our Lead Independent Director and committee chairs.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
CASH COMPENSATION
The following table presents the annual cash retainers payable to non-employee members of our board of directors in 2022 under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors
Chair of our audit & risk oversight committee	$50,000
Non-chair member of our audit & risk oversight committee	$20,000
Chair of our privacy committee	$50,000
Non-chair member of our privacy committee	$20,000
In February 2023, based on the recommendation of our compensation, nominating & governance committee, our board of directors approved annual retainers of $25,000 for service as chair of our compensation, nominating & governance committee and $10,000 for service as a non-chair member of our compensation, nominating & governance committee, in each case effective as of January 1, 2023. In approving these retainers, our compensation, nominating & governance committee and board of directors considered Compensia's determination that the proposed retainers were reasonable based on a review of peer group data and the compensation, nominating & governance committee's relative workload.
Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director's first year of service.
In addition, each non-employee member of our board of directors (other than Mr. Andreessen) who attends more than four meetings of our board of directors or more than four meetings of any individual committee in a calendar year (in each case beginning in 2020) receives an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year.
Mr. Andreessen irrevocably waived the increases in cash and equity compensation since 2020, and therefore is granted cash compensation on the same terms as his cash compensation during 2019.

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EQUITY COMPENSATION
Annual Equity Grants
Members of our board of directors as of the date of our annual meeting of shareholders are also eligible to receive an annual grant of RSUs with an initial equity value of $375,000 (including directors who join the board of directors on the date of such annual meeting, but excluding Mr. Andreessen). Mr. Andreessen, who irrevocably waived the increases in cash and equity compensation beginning in 2020, is eligible to receive an annual grant of RSUs with an initial equity value of $300,000. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2022, following our annual meeting of shareholders, we made an annual grant of 1,897 RSUs to each non-employee director (other than Mr. Andreessen), which was based on an initial equity value of $375,000. In addition, we made an annual grant of 1,518 RSUs to Mr. Andreessen based on an initial equity value of $300,000.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition, each new non-employee director who joins our board of directors is eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to $1 million. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
Mr. Xu joined our board of directors in January 2022 and received a grant of 389 RSUs based on an initial equity value of $375,000, prorated for service from the date of his appointment, as well as a grant of 3,023 RSUs, which was based on an initial equity value of $1 million. In addition, Ms. Sandberg transitioned out of an employee role in 2022 and received a grant of 1,556 RSUs based on an initial equity value of $375,000, prorated for service from October 1, 2022, the date she became a non-employee director.
ANNUAL LIMIT ON DIRECTOR COMPENSATION
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
DIRECTOR SECURITY
In light of the high level of scrutiny and elevated threat level faced by our company and our directors, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups. As such services are non-compensatory in nature, they are not taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director's compensation exceeds the Director Compensation Limit in any fiscal year.
DIRECTOR DEFERRED COMPENSATION PLAN

In December 2022, our board of directors adopted the Meta Platforms, Inc. Deferred Compensation Plan for Non-Employee Directors (Deferred Compensation Plan), pursuant to which our non-employee directors may elect to defer all or a portion of their cash fees (including annual retainers and meeting fees) and/or grants of RSUs. The deferred cash retainers will be deferred into one or more investment funds offered under the Deferred Compensation Plan and the RSUs will be treated as deferred RSUs that continue to be settled in our Class A common stock. Amounts deferred under the Deferred Compensation Plan shall be paid or settled, at the election of the director, following either (i) the non-employee director’s separation from service or (ii) a specified date, and in either (i) a lump sum or (ii) up to 10 equal annual installments. The first deferral elections will be applicable for the 2023 cash retainers and RSUs to be granted in 2023.

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STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."
2022 DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2022 (other than Ms. Sandberg, who served as an employee director until October 2022). Mr. Zuckerberg and Ms. Sandberg did not receive compensation for their service as employee directors in 2022. Beginning in October 2022, in connection with her transition to a non-employee director role, Ms. Sandberg received compensation pursuant to our Director Compensation Policy. Total compensation for Mr. Zuckerberg and Ms. Sandberg for their service during 2022 (including Ms. Sandberg's compensation as a non-employee director beginning in October 2022) is presented in "Executive Compensation—2022 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peggy Alford(3)	150,000	321,257	1,784,611(4)	2,255,868
Marc L. Andreessen(5)	50,000	257,073	—	307,073
Andrew W. Houston(6)	94,000	321,257	—	415,257
Nancy Killefer(7)	176,000	321,257	—	497,257
Robert M. Kimmitt(8)	244,000	321,257	—	565,257
Peter A. Thiel(9)	20,055	—	—	20,055
Tracey T. Travis(10)	152,000	321,257	—	473,257
Tony Xu(11)	88,611	1,406,785	—	1,495,396
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2022, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2022, Ms. Alford held 1,897 RSUs, which will vest on May 15, 2023 so long as Ms. Alford is a member of our board of directors on such date.
(4)The amounts reported include approximately $819,137 for costs related to personal security services and $965,475 for an associated tax gross-up for taxable personal security services in 2022.
(5)As of December 31, 2022, Mr. Andreessen held 1,518 RSUs, which will vest on May 15, 2023 so long as Mr. Andreessen is a member of our board of directors on such date.
(6)As of December 31, 2022, Mr. Houston held (i) 1,897 RSUs, which will vest on May 15, 2023 so long as Mr. Houston is a member of our board of directors on such date; and (ii) 1,443 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Houston is a member of our board of directors through the applicable vesting date.
(7)As of December 31, 2022, Ms. Killefer held (i) 1,897 RSUs, which will vest on May 15, 2023 so long as Ms. Killefer is a member of our board of directors on such date; and (ii) 1,808 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Killefer is a member of our board of directors through the applicable vesting date.
(8)As of December 31, 2022, Ambassador Kimmitt held (i) 1,897 RSUs, which will vest on May 15, 2023 so long as Ambassador Kimmitt is a member of our board of directors on such date; and (ii) 1,808 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ambassador Kimmitt is a member of our board of directors through the applicable vesting date.
(9)Mr. Thiel served on our board of directors until our annual meeting of shareholders in May 2022.
(10)As of December 31, 2022, Ms. Travis held (i) 1,897 RSUs, which will vest on May 15, 2023 so long as Ms. Travis is a member of our board of directors on such date; and (ii) 1,808 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Travis is a member of our board of directors through the applicable vesting date.
(11)As of December 31, 2022, Mr. Xu held (i) 1,897 RSUs, which will vest on May 15, 2023 so long as Mr. Xu is a member of our board of directors on such date; and (ii) 2,457 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Xu is a member of our board of directors through the applicable vesting date.

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Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2022 with respect to the compensation of each of our named executive officers. Our named executive officers for 2022, who appear in the section entitled "—2022 Summary Compensation Table" below, are:

Named Executive Officer	Title
Mark Zuckerberg	Founder, Chair, and Chief Executive Officer (CEO)
Susan Li	Chief Financial Officer (CFO)
Christopher K. Cox	Chief Product Officer (CPO)
Javier Olivan	Chief Operating Officer (COO)
Andrew Bosworth	Chief Technology Officer (CTO)
Sheryl K. Sandberg	Former COO
David M. Wehner	Former CFO
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to give people the power to build community and bring the world closer together. All of our products, including our apps, share the vision of helping to bring the metaverse to life. For us to be successful, we must hire and retain a talented team of engineering, product, sales, and general and administrative professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2022 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of performance with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive cash compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.

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Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on at least an annual basis. For the near future, we anticipate continuing to deliver the substantial majority of compensation in RSUs that vest over a minimum of four years.
Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles were the guiding factors of our pay-for-performance practices during 2022:
•the compensation, nominating & governance committee is comprised solely of independent directors;
•the compensation, nominating & governance committee engages an independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the committee on compensation-related matters;
•the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
•the compensation, nominating & governance committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate; and
•our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans (unless otherwise approved by our compensation, nominating & governance committee), and engaging in short sales of our securities; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees, with limited additional healthcare benefits for executives who are primarily located outside of the United States.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2022, our CEO and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers, other than for himself, because of his daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.

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Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2022, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2022 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:
•technology or media company;
•key talent competitor;
•minimum revenue of $10 billion; and/or
•minimum market capitalization of $50 billion.
In the second quarter of 2021, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2022:

2022 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft

In December 2021, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team.
In light of the scale of our business, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about the compensation of our executive officers. The compensation,

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nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our named executive officers who were then serving as executive officers, other than our CEO, was between the 5th and 30th percentiles of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our named executive officers who were then serving as executive officers, other than our CEO, was between the 80th and 95th percentiles relative to the companies in our Peer Group.
In the second quarter of 2022, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided not to make any changes to the Peer Group. The compensation, nominating & governance committee believes our Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2023 executive compensation process:

2023 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on individual performance and our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2022, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers who were then serving as executive officers, other than our CEO, in order to continue to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group. Accordingly, our compensation, nominating & governance committee increased the base salaries of our named executive officers then serving as executive officers as shown in the table below. Following these 2022 salary increases, these named executive officer salaries fell between the 40th and 75th percentiles of the salaries provided to executives holding similar positions at the

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companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2022.

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary Increase ($)	2022 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Christopher K. Cox	860,000	40,000	900,000
Sheryl K. Sandberg	960,000	50,000	1,010,000
David M. Wehner	860,000	40,000	900,000
(1)Reflects 2022 base salary, which may differ from actual earnings as reflected in the section entitled "—2022 Summary Compensation Table" below due to the effective date of salary increases.

Cash Bonuses. Our Bonus Plan for 2022 provides variable cash incentives, payable annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements. In 2022, the individual target bonus percentage for each named executive officer was unchanged from 2021 at 75% of such executive's base salary. After the 2022 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our named executive officers then serving as executive officers (other than our CEO) was between the 15th and 35th percentiles of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2022.
In prior years, our Bonus Plan provided for two six-month performance periods. In December 2021, to further promote focus on long-term objectives, our compensation, nominating & governance committee approved an amended Bonus Plan providing for an annual performance period, effective as of January 1, 2022. For the annual performance period in 2022, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance. The 2022 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full discretion to determine the level of bonus payout for the performance period.
2022 Bonus Plan Payouts. We calculate Bonus Plan payouts to each participant using the following formula:

Base Eligible Earnings	x	Individual Target Bonus Percentage	x	Company Performance Percentage	x	Individual Performance Percentage	=	Individual Bonus Payout
In order to facilitate the transition from two six-month performance periods and bonus payment dates to an annual performance period and bonus payment date, our compensation, nominating & governance committee approved the payment of 2022 annual bonuses in two installments to each participant in the Bonus Plan (including each of our named executive officers other than Mr. Zuckerberg). The first installment was paid in September 2022 as a partial advance of the full-year 2022 payout under the Bonus Plan, and was calculated by multiplying 80% of a participant's Individual Target Bonus Percentage by their Base Eligible Earnings in the first half of 2022. The second installment was paid in March 2023 and represented the full-year 2022 bonus calculated using the formula above, minus the advance paid in September 2022.
2022 Priorities and Company Performance Percentage. Our 2022 company priorities as approved by the compensation, nominating & governance committee were as follows:

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Continue making progress on the major social issues facing the internet and our company, including privacy, safety, and security.	Build new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future.	Keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs.	Communicate more transparently about what we're doing and the role our services play in the world.
None of these priorities were assigned any specific weighting or dollar amount of the target bonus.
The compensation, nominating & governance committee exercised its discretion in determining the company performance percentage for our 2022 performance after taking into account our delivery of results across all of the areas identified by the company priorities. The compensation, nominating & governance committee reviewed our business performance, engagement across our family of apps, growth of Reels, the launch of Quest 2, and the progress on our virtual reality roadmap. The compensation, nominating & governance committee also took into account the operation of our privacy program, our brand performance, and reputation. The compensation, nominating & governance committee approved a company performance percentage of 85% for 2022.
Individual Performance Percentage. The individual performance percentage is based upon each named executive officer's individual performance assessment for the performance period under consideration. Consistent with our pay-for-performance philosophy, a higher performance assessment results in a higher individual performance percentage (and vice-versa) such that it is possible for an executive with a low assessment to get less than their target bonus payout, or no bonus payout whatsoever. In 2022, potential individual performance percentages under our Bonus Plan were 0%, 85%, 100%, 125%, 165%, or 250%. A named executive officer meeting our expected high level of performance expectations would receive an individual performance percentage of 100%.
Individual performance assessments for each named executive officer then serving were determined in the discretion of the compensation, nominating & governance committee following discussions with our CEO. The performance assessment determinations were based on an overall subjective assessment of each executive officer's performance and no single factor was determinative in setting bonus payout levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our named executive officers. The compensation, nominating & governance committee evaluates our named executive officers based on their overall performance, impact, and results, as well as their demonstration of strong leadership, long-term vision, effective execution, and management capabilities.
2022 annual payout levels and achievements and considerations for each named executive officer are set forth below.
Mark Zuckerberg. Mr. Zuckerberg did not participate in the Bonus Plan in 2022. Notwithstanding the foregoing, the compensation, nominating & governance committee separately assessed his performance as our CEO. The compensation, nominating & governance committee shared its assessment with the independent members of our board of directors in executive session, and our Lead Independent Director shared this assessment with Mr. Zuckerberg.
Susan Li. Ms. Li was appointed as our CFO effective November 1, 2022. Ms. Li received $575,613 for the 2022 bonus, which reflected her successful transition to the CFO role, delivery of the 2023 budget that included significant cost savings, consolidation of our real estate footprint, and engagement with our investors.
Christopher K. Cox. Mr. Cox received $940,214 for the 2022 bonus, which reflected his continued strong leadership of the product organization, increased engagement on our family of apps, and the positive trajectory of our Reels product.
Javier Olivan. Mr. Olivan was appointed as our COO effective August 1, 2022. Mr. Olivan received $786,552 for the 2022 bonus, which reflected his strong leadership of the central products, infrastructure and Meta business group organizations, including efforts to navigate the advertising signals landscape and increase artificial intelligence capacity in our infrastructure organization.

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Andrew Bosworth. Mr. Bosworth was appointed as our CTO effective March 14, 2022. Mr. Bosworth received $714,588 for the 2022 bonus, which reflected his continued strong leadership of the Reality Labs organization, launch of the Meta Quest 2 and Quest Pro devices, and progress on our virtual reality roadmap.
Sheryl K. Sandberg. Ms. Sandberg resigned as an employee of the company effective as of September 30, 2022. Ms. Sandberg received a transitional bonus payment of $298,385 in September 2022 in connection with our shift from a semi-annual bonus structure to an annual bonus structure. As described above, this transitional bonus payment was consistent for all participants in the Bonus Plan.
David M. Wehner. Mr. Wehner served as our CFO through November 1, 2022, after which he transitioned to a new role of Chief Strategy Officer. Mr. Wehner received $712,284 for the 2022 bonus, which reflected his strong performance as CFO, including delivery of a long-term plan, engagement with our investors, and the successful transition of the CFO function to Ms. Li.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2022:

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Individual Target Bonus Percentage (%)	Company Performance Percentage (%)	Individual Performance Percentage (%)	Individual Bonus Payout ($)
Susan Li	2022	722,338	75	85	125	575,613
Christopher K. Cox	2022	893,846	75	85	165	940,214
Javier Olivan	2022	987,046	75	85	125	786,552
Andrew Bosworth	2022	896,738	75	85	125	714,588
Sheryl K. Sandberg(2)	2022	497,308	75	N/A	N/A	298,385
David M. Wehner	2022	893,846	75	85	125	712,284
(1) Reflects actual earnings for 2022, which may differ from approved 2022 base salaries due to the effective date of salary increases.
(2) Reflects service as an employee of our company through September 30, 2022, after which Ms. Sandberg remained a member of our board of directors. All participants in our Bonus Plan were eligible to receive a transitional bonus payment in September 2022 in connection with our shift from a semi-annual bonus structure to an annual bonus structure.
Equity Compensation. Most of our executive officers' target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. Additional equity awards for each of our executive officers are determined on a discretionary basis taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.

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Based on the foregoing factors, in March 2022, our compensation, nominating & governance committee granted each of our executive officers then serving, other than our CEO, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award before taking into account the vesting considerations described below. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $228.51 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2021 and the same price that was used for 2022 refresher awards to all other employees. In 2022, Ms. Li and Messrs. Olivan and Bosworth each received an award of RSUs before they were appointed to the roles of CFO, COO, and CTO respectively. These awards were granted in March 2022 by the equity subcommittee of our compensation, nominating & governance committee based on the “initial equity value” described below. The 2022 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2022 Equity Awards" below.
Deferred Vesting of 2022 RSU Awards. The compensation, nominating & governance committee annually reviews the size and vesting schedule for the remaining unvested portion of the outstanding equity awards held by each of our named executive officers and, for 2022, agreed with the recommendation of our CEO that the existing equity awards appropriately satisfied our retention and incentive goals for each of our named executive officers. Additionally, as part of this annual review, the compensation, nominating & governance committee determines on a case-by-case basis whether the annual equity awards granted to our named executive officers should only begin vesting after a significant portion of each executive's previously granted and then outstanding equity awards have vested in order to provide for the appropriate retention of our named executive officers and reflect our emphasis on our long-term success. As a result of this review, the compensation, nominating & governance committee determined that the vesting of the 2022 RSU awards to our named executive officers should not be deferred in light of their existing equity holdings and vesting schedule, with the exception of the 2022 RSU award granted to Mr. Wehner, which would not begin to vest unless he remained continuously employed by the company through the applicable future date disclosed in the following paragraphs and in the section entitled "—2022 Grants of Plan-Based Awards Table" below. For more information relating to the vesting schedules of these RSU awards, see the section entitled "—2022 Grants of Plan-Based Awards Table" below.
2022 Equity Awards. Mr. Zuckerberg did not receive any additional equity awards in 2022 because our compensation, nominating & governance committee believed that his existing equity ownership position sufficiently continued to align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2022:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)(1)	Initial Vesting Date
Susan Li	15,000,000	65,643	May 15, 2022
Christopher K. Cox	20,000,000	87,524	May 15, 2022
Javier Olivan	20,000,000	87,524	May 15, 2022
Andrew Bosworth	20,000,000	87,524	May 15, 2022
Sheryl K. Sandberg(2)	20,000,000	87,524	May 15, 2022
	375,000	1,556	May 15, 2023
David M. Wehner	20,000,000	87,524	August 15, 2022
(1)Except as indicated below, the number of RSUs was calculated by dividing the initial equity value by $228.51, which was the same value used for 2022 refresher awards to all other employees in March 2022, and rounding up to the nearest whole share.
(2)Ms. Sandberg received two RSU awards in 2022. The first award was subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on May 15, 2022 and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. The unvested portion of this award was forfeited upon Ms. Sandberg's transition out of an employee role on September 30, 2022. The second award reflects a prorated annual equity award under our Director Compensation Policy for Ms. Sandberg's service as a non-employee director. The number of RSUs was calculated by dividing the initial equity value, prorated from the date on which Ms. Sandberg became a non-employee director, by $149.96, which was the average closing stock price in September 2022, and rounding up to the nearest whole share. This award will vest on May 15, 2023 so long as Ms. Sandberg is a member of our board of directors on such date.
The RSUs granted to our named executive officers (other than the 1,556 RSUs granted to our former COO under our Director Compensation Policy as described above) are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the initial vesting date noted above and the remainder vesting quarterly thereafter, subject to continued employment

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through each vesting date. Following the grants of these equity awards in March 2022 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers who were then serving as executive officers, other than our CEO, was between the 80th and 95th percentiles relative to the companies in our Peer Group.
PERQUISITES AND OTHER BENEFITS
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for each of Mr. Zuckerberg and Ms. Sandberg to address safety concerns due to specific threats to their safety arising directly as a result of Mr. Zuckerberg's position as our founder, CEO, Chair, and controlling shareholder and Ms. Sandberg's position as a director and our former COO. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg and Ms. Sandberg to Meta, and we believe that the scope and costs of these security programs are appropriate and necessary.
Our compensation, nominating & governance committee evaluates these security programs at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chair, and controlling shareholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Meta and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. Since 2018, we have provided an annual pre-tax allowance of $10 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. This allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, or other security-related costs. Although Mr. Zuckerberg expects to use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018). In February 2023, our compensation, nominating & governance committee approved increasing this annual pre-tax allowance to $14 million, effective immediately. In approving this increase, the compensation, nominating & governance committee considered Mr. Zuckerberg’s position and importance to Meta and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation. The compensation, nominating & governance committee also considered Mr. Zuckerberg’s actual spend on security-related costs, comparative data from the peer group of companies that Meta benchmarks against for executive compensation purposes, and other relevant information regarding executive compensation and perquisites. The compensation, nominating & governance committee believes that this increased allowance, together with the costs of Mr. Zuckerberg’s existing overall security program, are appropriate and necessary under the circumstances.
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program (including, beginning in 2022, a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. For travel by Mr. Zuckerberg on the aircraft owned by Mr. Zuckerberg, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee.
Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2022 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.

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Our security professional assessments have also identified specific threats to Ms. Sandberg as a result of her high-profile role. In September 2022, in light of continuing threats to her safety identified by the company's security professional assessments, and as also recommended by the compensation, nominating & governance committee, our board of directors approved the provision of personal security services to Ms. Sandberg under our Director Compensation Policy for a period following her transition out of an employee role on September 30, 2022 up to June 30, 2023. As part of the overall security program, we pay for certain costs related to personal security for Ms. Sandberg at her residences and during personal travel, including the costs of security personnel for her protection. In addition, we paid for the costs of private aircraft for personal travel by Ms. Sandberg in connection with her security program until her transition out of an employee role on September 30, 2022, and Ms. Sandberg was permitted to be accompanied by guests when using private aircraft on certain occasions. The costs related to personal security for Ms. Sandberg, as well as the costs of private aircraft for personal travel, are reported as other compensation to Ms. Sandberg in the "All Other Compensation" column of the "—2022 Summary Compensation Table" below.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers are reported as other compensation to them in the "All Other Compensation" column of the "—2022 Summary Compensation Table" below.
2022 SAY ON PAY VOTE
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2022 Annual Meeting of Shareholders. Over 85% of the votes cast at the 2022 Annual Meeting of Shareholders were in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote as well as the direct feedback heard in shareholder engagement discussions when making compensation decisions for our named executive officers. After considering all of these inputs as well as the desire to have the same compensation program structure for all employees and attract and retain the best talent, the compensation, nominating & governance committee determined to maintain the same compensation program design for 2023 as in 2022.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2019 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. Our next say on pay vote and say on frequency vote will occur no later than 2025.
TAX DEDUCTIBILITY
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.
COMPENSATION RISK ASSESSMENT
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2023, our management, with input from Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risk that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.

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STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018 our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors, which were subsequently amended effective as of May 2020. Under these guidelines, our executive officers are required to own shares with an equivalent value of $4.0 million and our non-employee directors are required to own shares with an equivalent value of $500,000, in each case by the later of (i) September 2023 or (ii) five years from becoming an executive officer or non-employee director. In addition to these requirements, our non-employee directors are required to own shares with an equivalent value of $750,000 by the later of (i) May 2025 or (ii) five years from becoming a non-employee director.
As of December 31, 2022, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Prohibited Transactions in Our Securities
Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; holding our securities in margin accounts; pledging our securities as collateral for loans (unless otherwise approved by our compensation, nominating & governance committee); and engaging in short sales of our securities.
Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.

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2022 SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2022, 2021, and 2020.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2022	1	—	—	27,110,417(4)	27,110,418
Chief Executive Officer	2021	1	—	—	26,823,060(4)	26,823,061
	2020	1	—	—	25,288,264(4)	25,288,265
Susan Li	2022	722,338	575,613	13,882,838	28,698(5)	15,209,487
Chief Financial Officer
Christopher K. Cox	2022	893,846	940,214	18,510,451	2,246,793(6)	22,591,304
Chief Product Officer	2021	855,385	4,841,803(7)	22,169,902	1,209,604(6)	29,076,694
	2020	421,385	691,334	67,999,256(8)	570,679(6)	69,682,654
Javier Olivan	2022	987,046	786,552	18,510,451	983,115(9)	21,267,164
Chief Operating Officer
Andrew Bosworth	2022	896,738	714,588	18,510,451	140,101(10)	20,261,878
Chief Technology Officer
Sheryl K. Sandberg	2022	819,406	298,385	18,719,017(12)	13,562,956(13)	33,399,764
Former Chief Operating Officer(11)	2021	954,615	849,447	22,169,902	11,274,937(13)	35,248,901
	2020	918,077	946,767	14,370,187	8,518,973(13)	24,754,004
David M. Wehner	2022	893,846	712,284	18,510,451	13,500(15)	20,130,081
Former Chief Financial Officer(14)	2021	855,385	1,083,678	22,169,902	243,537(15)	24,352,502
	2020	823,846	849,592	14,370,187	97,612(15)	16,141,237
(1)Reflects actual earnings for 2022, 2021, and 2020, which may differ from approved 2022, 2021, and 2020 base salaries due to the effective dates of salary increases.
(2)The amounts reported in the "Bonus" column represent discretionary bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' discretionary bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2022, see the section entitled "—2022 Grants of Plan-Based Awards" below.
(4)The amounts reported include approximately $14,829,245, $15,195,103, and $13,439,634 in 2022, 2021, and 2020, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for each year also include an annual pre-tax allowance of $10,000,000 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $2,281,172, $1,627,957, and $1,848,630 in 2022, 2021, and 2020, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(5)The amounts reported include approximately $14,000 for costs related to personal security services and $4,448 for associated tax gross-ups for taxable personal security services; and $10,250 in company 401(k) matching contributions.
(6)The amounts reported include approximately $1,059,003, $568,131, and $265,600 in 2022, 2021, and 2020, respectively, for costs related to personal security services and $1,177,540, $631,723, and $295,329 in 2022, 2021, and 2020, respectively, for associated tax gross-ups for taxable personal security services; and $10,250, $9,750, and $9,750 in 2022, 2021, and 2020, respectively, in company 401(k) matching contributions.

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(7)The amount reported includes $841,803 in discretionary bonuses earned pursuant to our Bonus Plan and a $4,000,000 payment that became payable during 2021 pursuant to the terms of a sign-on bonus. For more information regarding these bonuses, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" in the proxy statement for our 2022 annual meeting of shareholders.
(8)The amount reported reflects the aggregate grant date fair value of Mr. Cox's initial RSU award in connection with his re-joining our company in June 2020.
(9)The amounts reported include approximately $472,744 for costs related to personal security services and $500,121 for associated tax gross-ups for taxable personal security services; and $10,250 in company 401(k) matching contributions.
(10)The amounts reported include approximately $58,880 for costs related to personal security services and $65,471 for associated tax gross-ups for taxable personal security services; $5,500 for a patent award; and $10,250 in company 401(k) matching contributions.
(11)Ms. Sandberg resigned as an employee of the company effective as of September 30, 2022, after which she remained a member of our board of directors. As such, the amounts reported in the "Salary" and "Bonus" columns for 2022 reflect her service as an employee through September 30, 2022, as described in the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation" above.
(12)The amount reported includes RSUs with an aggregate grant date fair value of approximately $208,566 granted to Ms. Sandberg under our Director Compensation Policy following her transition out of an employee role.
(13)The amounts reported include a $12,500 retainer for Ms. Sandberg's service as a non-employee member of our board of directors in 2022; approximately $9,192,972, $8,981,973, and $7,646,560 in 2022, 2021, and 2020, respectively, for costs related to personal security for Ms. Sandberg at her residences and during personal travel pursuant to Ms. Sandberg's overall security program; and approximately $4,357,484, $2,292,964, and $872,413 in 2022, 2021, and 2020, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Ms. Sandberg's overall security program and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(14)Mr. Wehner transitioned out of the CFO role effective as of November 1, 2022.
(15)The amounts reported include approximately $118,636 and $41,496 in 2021 and 2020, respectively, for costs related to personal security services and $114,751 and $46,141 in 2021 and 2020, respectively, for associated tax gross-ups for taxable personal security services; and $13,500, $10,150, and $9,975 in 2022, 2021, and 2020, respectively, in company 401(k) matching contributions.

2022 GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2022. This information supplements the information about these awards set forth in the 2022 Summary Compensation Table.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—	—
Susan Li	3/14/2022	3/21/2022	65,643(1)	13,882,838(2)
Christopher K. Cox	3/14/2022	3/21/2022	87,524(3)	18,510,451(2)
Javier Olivan	3/14/2022	3/21/2022	87,524(4)	18,510,451(2)
Andrew Bosworth	3/14/2022	3/21/2022	87,524(5)	18,510,451(2)
Sheryl K. Sandberg	3/14/2022	3/21/2022	87,524(6)	18,510,451(2)
	10/7/2022	10/17/2022	1,556(7)	208,566(8)
David M. Wehner	3/14/2022	3/21/2022	87,524(9)	18,510,451(2)
(1)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $211.49 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.

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(3)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2022. An additional 1/16th of the total shares underlying the RSUs vested on August 15, 2022. The remaining shares underlying the RSUs were forfeited as a result of Ms. Sandberg's resignation as COO.
(7)The vesting condition will be satisfied on May 15, 2023 so long as Ms. Sandberg is a member of our board of directors on such date.
(8)Amount reflects the grant date fair value of the RSUs of $134.04 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Ms. Sandberg.
(9)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on August 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

2022 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
The following table presents, for each of the named executive officers, information regarding outstanding RSUs held as of December 31, 2022.

Name	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—
Susan Li	3/20/2019	1,209(3)	145,491
	3/20/2019	7,435(4)	894,728
	3/20/2020	47,987(5)	5,774,756
	3/20/2020	7,499(6)	902,430
	3/22/2021	37,763(7)	4,544,399
	3/22/2021	10,622(8)	1,278,251
	3/21/2022	53,335(9)	6,418,334
Christopher K. Cox	7/20/2020	115,448(10)	13,893,012
	3/22/2021	42,484(11)	5,112,525
	3/21/2022	71,114(12)	8,557,859
Javier Olivan	3/20/2019	7,435(13)	894,728
	3/20/2020	29,992(14)	3,609,237
	3/22/2021	42,484(15)	5,112,525
	3/21/2022	71,114(16)	8,557,859
Andrew Bosworth	3/20/2018	65,740(17)	7,911,152
	3/20/2019	7,435(18)	894,728
	3/20/2020	29,992(19)	3,609,237
	3/22/2021	56,645(20)	6,816,659
	3/21/2022	71,114(21)	8,557,859
Sheryl K. Sandberg	10/17/2022	1,556(22)	187,249
David M. Wehner	3/20/2018	27,392(23)	3,296,353
	3/20/2019	29,738(24)	3,578,671
	3/20/2020	47,987(25)	5,774,756
	3/22/2021	51,925(26)	6,248,655
	3/21/2022	76,584(27)	9,216,119

57 | 2023 Proxy Statement

(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 31, 2022, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $120.34 per share on December 30, 2022.
(3)1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/20th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/20th of the total shares underlying the RSUs will vest on February 15, 2023. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/16th of the total shares underlying the RSUs vested on May 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/20th of the total shares underlying the RSUs will vest on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(8)1/16th of the total shares underlying the RSUs vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(9)1/16th of the total shares underlying the RSUs vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(10)1/12th of the total shares underlying the original RSU grant vested on November 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2024, subject to continued service to us through each vesting date.
(11)1/16th of the total shares underlying the original RSU grant vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(12)1/16th of the total shares underlying the original RSU grant vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(13)1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(14)1/16th of the total shares underlying the RSUs vested on May 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(15)1/16th of the total shares underlying the RSUs vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(16)1/16th of the total shares underlying the RSUs vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(17)1/20th of the total shares underlying the RSUs vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(18)1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(19)1/16th of the total shares underlying the RSUs vested on May 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(20)1/16th of the total shares underlying the RSUs vested on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

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(21)1/16th of the total shares underlying the RSUs vested on May 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(22)The vesting condition will be satisfied on May 15, 2023 so long as Ms. Sandberg is a member of our board of directors on such date.
(23)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(24)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(25)1/16th of the total shares underlying the original RSU grant vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(26)1/16th of the total shares underlying the original RSU grant vested on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(27)1/16th of the total shares underlying the original RSU grant vested on August 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

On March 14, 2023, our compensation, nominating & governance committee approved RSU grants to our named executive officers who were then serving as executive officers (other than Mark Zuckerberg). These RSUs were granted on March 20, 2023 as follows: Susan Li—108,655; Christopher K. Cox—108,655; Javier Olivan—108,655; and Andrew Bosworth—108,655. These RSUs will vest quarterly based on continued employment over four years with an initial vesting date of May 15, 2023.
2022 STOCK VESTED
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2022 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—
Susan Li	34,705	6,041,215
Christopher K. Cox	104,559	18,367,939
Javier Olivan	95,870	17,096,889
Andrew Bosworth	117,783	20,992,146
Sheryl K. Sandberg	147,950	29,330,556
David M. Wehner	110,943	19,388,611
(1)    The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.
EMPLOYMENT AGREEMENTS AND OFFER LETTERS
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chair, and CEO, effective January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2022 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.

59 | 2023 Proxy Statement

Susan Li
We entered into an offer letter with Ms. Li, our CFO, effective November 2022. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Li's annual base salary as of December 31, 2022 was $750,000, and she is eligible to receive annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, effective June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2022 was $900,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Javier Olivan
We entered into an offer letter with Mr. Olivan, our COO, effective December 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Olivan's annual base salary as of December 31, 2022 was $993,400, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Andrew Bosworth
We entered into an offer letter with Mr. Bosworth, our CTO, effective March 2022. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Bosworth's annual base salary as of December 31, 2022 was $900,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Sheryl K. Sandberg
We previously entered into an amended and restated employment agreement with Ms. Sandberg, our former COO and a member of our board of directors, effective January 2012. The employment agreement contained no specific term and constituted at-will employment. Ms. Sandberg's annual base salary in 2022 was $1,010,000, and she was eligible to receive annual bonus compensation under our Bonus Plan. Following Ms. Sandberg's transition out of the COO role in 2022, the employment agreement no longer remains in effect.
David M. Wehner
We previously entered into an amended and restated offer letter with Mr. Wehner, our former CFO, effective August 2014. In connection with his transition out of the CFO role, we entered into an offer letter agreement with Mr. Wehner effective November 2022 for his new role, which replaced the prior amended and restated offer letter. The offer letter agreement has no specific term and constitutes at-will employment.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer). In addition, Mr. Olivan may be entitled to payments upon a termination of employment pursuant to applicable local law.
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director's duty of loyalty to us or our shareholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO PAY RATIO
For the year ended December 31, 2022:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $296,320; and

•the annual total compensation of our CEO was $27,110,418.

Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 91:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2022, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2022 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2022, and the value of equity awards granted to our employees in 2022. Further, we used October 31, 2022 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2022.
Based on this approach, we selected the individual who represented the median employee for 2022. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2022 Summary Compensation Table. Although we identified a new median employee for 2022, our calculation methodology for 2022 was the same methodology used to calculate our 2021 pay ratio.

61 | 2023 Proxy Statement

During 2022, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, his annual total compensation as reported in our 2022 Summary Compensation Table consisted almost entirely of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
PAY VERSUS PERFORMANCE
Pay Versus Performance Table

The following table sets forth the compensation for our Principal Executive Officer (PEO) and the average compensation for our other non-PEO named executive officers, both as reported in our 2022 Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2022, 2021, and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income, and revenue.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (in millions)(6) ($)	Company Selected Measure: Revenue (in millions)(7) ($)
2022	27,110,418	27,110,418	22,143,280	(35,363,497)	58.63	134.83	23,200	116,609
2021	26,823,061	26,823,061	28,767,166	50,016,225	163.87	197.74	39,370	117,929
2020	25,288,265	25,288,265	31,657,818	68,218,615	133.09	148.57	29,146	85,965
(1)Compensation for our PEO, Mark Zuckerberg, reflects the amounts reported in the section entitled “—2022 Summary Compensation Table” above for the respective years.
(2)Compensation “actually paid” to Mr. Zuckerberg equals the Summary Compensation Table total for Mr. Zuckerberg because his compensation for each applicable year was $1 in base salary and the remaining portion was “All Other Compensation.”
(3)Average compensation for non-PEO named executive officers (non-PEOs) reflects the average of the amounts reported in the section entitled “—2022 Summary Compensation Table” above for the following named executive officers in each respective year: (i) in 2022, Susan Li, Javier Olivan, Andrew Bosworth, Christopher K. Cox, Sheryl K. Sandberg, and David M. Wehner, (ii) in 2021, Ms. Sandberg, Mr. Wehner, Mr. Cox, and Marne Levine, and (iii) in 2020, Ms. Sandberg, Mr. Wehner, Mike Schroepfer, and Mr. Cox.
(4)Average compensation “actually paid” to our non-PEOs equals the respective totals set forth in the "Average Summary Compensation Table Total for Non-PEO Named Executive Officers" column after the adjustments set forth in the table below:

Year	Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	Plus Year-End Fair Value of Outstanding and Unvested Awards Granted in the Covered Year	Plus Year over Year Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Years	Plus Fair Value as of Vesting Date of Awards Granted and Vested in the Covered Year	Plus Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Covered Year	Less Fair Value of Awards Forfeited during the Covered Year	Less Fair Value of Incremental Dividends or Earnings Paid on Awards
Non-PEOs 2022	17,773,943	6,915,880	(24,020,744)	2,300,932	(13,385,481)	11,543,420	—
Non-PEOs 2021	22,862,730	24,361,326	11,500,043	1,857,354	6,393,065	—	—
Non-PEOs 2020	27,777,454	37,006,761	19,732,269	1,598,625	6,000,597	—	—
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.

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(5)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table for each of 2022, 2021, and 2020 is the same as our Peer Group as set forth above in the section entitled “—Compensation Discussion and Analysis—Compensation-Setting Process” except for 2020, which included ViacomCBS, which was removed in 2021 as it no longer met the minimum criteria described in such section.
(6)Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021, and 2020.
(7)Reflects “Revenue” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021, and 2020.
Tabular List of Performance Measures

The following table sets forth the financial performance measure that we use to link compensation actually paid to our named executive officers to the company’s performance, as further described below.

Financial Performance Measure
Revenue
Analysis of the Information Presented in the Pay Versus Performance Table
Our executive compensation program continues to be heavily weighted towards equity compensation with service-based vesting, with cash compensation that is generally below market relative to executive cash compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders. Our Bonus Plan provides variable cash incentives that are designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements. Our Bonus Plan design does not have specific financial performance metrics and the company priorities are not assigned any specific weighting or dollar amount of the target bonus. Our compensation, nominating & governance committee takes a holistic view of company priorities and performance, as well as individual results and achievements, when determining payout levels for our executive officers. In 2022, our compensation, nominating & governance committee took into account the company's financial performance, and in particular revenue, when determining the company performance percentage for payouts under the Bonus Plan. However, as described above, company financial performance was not assigned any specific metrics or weighting or dollar amount of the target bonus. See the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" for more information.

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Compensation Actually Paid vs. Revenue
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our revenue for the fiscal years ended on December 31, 2022, 2021, and 2020:

Compensation Actually Paid vs. Revenue
$200,000
$100,000
$0
-$100,000
2020
2021
2022
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Revenue (in millions)

Compensation Actually Paid vs. Net Income
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) our net income for the fiscal years ended on December 31, 2022, 2021, and 2020:
Compensation Actually Paid vs. Company TSR
The following graph illustrates the relationship between (i) compensation actually paid to our PEO and non-PEOs and (ii) company TSR for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021, and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K:

Compensation Actually Paid vs. Company TSR
$200,000
$100,000
$0
-$100,000
Compensation Actually Paid
$200
$150
$100
$50
Total Shareholder Return
12/31/2019
12/30/2020
12/31/2021
12/31/2022
PEO Compensation Actually Paid
Non-PEOs Average Compensation Actually Paid
Company TSR

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Company TSR vs. Peer Group TSR
The following graph illustrates the relationship between (i) company TSR and (ii) Peer Group TSR, each calculated for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021, and 2020, respectively, and calculated in accordance with Item 201(e) of Regulation S-K:

Cumulative Total Shareholder Return: Company TSR vs. Peer Group TSR
$200
$150
$100
$50
12/31/2019
12/30/2020
12/31/2021
12/31/2022
Company TSR
Peer Group TSR

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2022.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	134,627,490(3)	N/A	66,376,924
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2022.
(2)Consists of our 2012 Equity Incentive Plan, as effective on December 31, 2022. RSUs granted under our 2012 Equity Incentive Plan settle into shares of our Class A common stock.
(3)Includes approximately 7.5 million RSUs held by employees impacted by the layoff we announced in November 2022, which were forfeited after December 31, 2022.

We grant equity-based compensation in the form of RSUs, which generally vest over four years, as part of our total rewards strategy to create an ownership culture and align the interests of employees with shareholders. Upon vesting, each share of our Class A common stock is entitled to one vote.

	RSUs Outstanding as of December 31, 2022 (in thousands)	Shares Acquired on Vesting of RSUs in 2022 (in thousands)
Chief Executive Officer	—	—
Other Named Executive Officers(1)	1,012	612
Non-Employee Directors	22	14
All Other Employees	133,593	53,387

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(1)The amount reported includes RSUs granted to Sheryl Sandberg for her service as a non-employee director under our Director Compensation Policy.

SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2022 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2022.
Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Peggy Alford (Chair)
Marc L. Andreessen
Andrew W. Houston
Tony Xu
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,215,650,705 shares of Class A common stock and 350,578,831 shares of Class B common stock outstanding at March 31, 2023. In computing the number of shares of common stock beneficially

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owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025.

Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	831,706	*	349,745,790	99.8	61.1
Susan Li(3)	103,618	*	—	—	*
Christopher K. Cox(4)	374,153	*	—	—	*
Javier Olivan(5)	110,332	*	—	—	*
Andrew Bosworth(6)	96,977	*	—	—	*
David M. Wehner(7)	107,119	*	—	—	*
Peggy Alford(8)	6,844	*	—	—	*
Marc L. Andreessen(9)	46,898	*	—	—	*
Andrew W. Houston(10)	8,952	*	—	—	*
Nancy Killefer(11)	8,696	*	—	—	*
Robert M. Kimmitt(12)	8,629	*	—	—	*
Sheryl K. Sandberg(13)	1,497,582	*	—	—	*
Tracey T. Travis(14)	8,696	*	—	—	*
Tony Xu(15)	3,247	*	—	—	*
All current executive officers and directors as a group (15 persons)(16)	3,181,004	*	349,745,790	99.8	61.2
Other 5% Shareholders:
Entities affiliated with BlackRock(17)	151,798,631	6.9	—	—	2.7
Entities affiliated with FMR LLC(18)	123,373,905	5.6	—	—	2.2
Entities affiliated with Vanguard(19)	180,705,425	8.2	—	—	3.2
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 4,392,197 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 599,306 shares of Class A common stock and 1,908,602 shares of Class B common stock held of record by Mark Zuckerberg, Trustee and Settlor of the Chan Zuckerberg Initiative Foundation (CZIF); (iii) 232,400 shares of Class A common stock held of record by Chan Zuckerberg Initiative Advocacy (CZIA); and (iv) 343,444,991 shares of Class B common stock held of record by CZI Holdings, LLC (CZI). The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIF and CZIA, but no pecuniary interest in these securities. Mr. Zuckerberg previously held an irrevocable proxy over certain shares of our common stock beneficially owned by shareholders affiliated with Dustin Moskovitz pursuant to a voting agreement between Mr. Zuckerberg, us, and such shareholders, which agreement has terminated.
(3)Consists of (i) 68,582 shares of Class A common stock held of record by Ms. Li and her spouse, Co-Trustees of The Li-Hegeman Living Trust u/t/a dated November 30, 2012; (ii) 17,459 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Li within 60 days of March 31, 2023; and (iii) 17,577 shares of Class A common stock issuable upon the settlement of RSUs releasable to Ms. Li's spouse within 60 days of March 31, 2023. Ms. Li may be deemed to share voting and investment power over the securities held by her spouse. Ms. Li disclaims beneficial ownership over the securities held by her spouse.
(4)Consists of (i) 284,810 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; (ii) 55,046 shares of Class A common stock held of record by Christopher K. Cox and his spouse, Co-Trustees of The Cox-Vadakan Irrevocable Remainder Trust; and (iii) 34,297 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.

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(5)Consists of (i) 67,111 shares of Class A common stock held of record by Mr. Olivan; (ii) 8,622 shares of Class A common stock held of record by Mr. Olivan, manager of Olivan D LLC; (iii) 2,999 shares of Class A common stock held of record by Mr. Olivan and his spouse, managers of Olivan Reinhold D LLC; (iv) 8,622 shares of Class A common stock held of record by Mr. Olivan's spouse, manager of Reinhold D LLC; and (v) 22,978 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(6)Consists of (i) 68,519 shares of Class A common stock held of record by Mr. Bosworth, Trustee of the Andrew Bosworth Living Trust; and (ii) 28,458 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(7)Consists of (i) 52,202 shares of Class A common stock held of record by Mr. Wehner; (ii) 15,834 shares of Class A common stock held of record by Mr. Wehner's spouse; (iii) 35,564 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner within 60 days of March 31, 2023; and (iv) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner's spouse within 60 days of March 31, 2023. Mr. Wehner may be deemed to share voting and investment power over the securities held by his spouse. Mr. Wehner disclaims beneficial ownership over the securities held by his spouse.
(8)Consists of (i) 4,947 shares of Class A common stock held of record jointly by Ms. Alford and her spouse, Trustees of the Alford Family Revocable Trust; and (ii) 1,897 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(9)Consists of (i) 45,380 shares of Class A common stock held of record by the LAMA Community Trust (LAMA); and (ii) 1,518 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023. Mr. Andreessen and his spouse are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address of LAMA is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(10)Consists of (i) 6,767 shares of Class A common stock held of record by Mr. Houston; and (ii) 2,185 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(11)Consists of (i) 6,497 shares of Class A common stock held of record by Ms. Killefer; and (ii) 2,199 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(12)Consists of (i) 6,430 shares of Class A common stock held of record by Ambassador Kimmitt; and (ii) 2,199 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(13)Consists of (i) 746,026 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA dated September 3, 2004; (ii) 750,000 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg 2022 Trust; and (iii) 1,556 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(14)Consists of (i) 6,497 shares of Class A common stock held of record by Ms. Travis; and (ii) 2,199 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(15)Consists of (i) 1,161 shares of Class A common stock held of record by Mr. Xu; and (ii) 2,086 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(16)Consists of (i) 3,007,403 shares of Class A common stock; (ii) 349,745,790 shares of Class B common stock; and (iii) 173,601 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2023.
(17)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 1, 2023, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 135,930,260 shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10055.
(18)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 9, 2023, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 119,106,697 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.
(19)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group reported that it has sole dispositive power with respect to 171,389,415 shares, shared dispositive power with respect to 9,316,010 shares, and shared voting power with respect to 3,216,131 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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Shareholder Proposals
Proposals Three through Thirteen (the Shareholder Proposals) are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon.

The text of the Shareholder Proposals and supporting statements appear exactly as received from the proponents unless otherwise noted. All statements contained in the Shareholder Proposals and supporting statements are the sole responsibility of the proponents. The Shareholder Proposals may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our board of directors and the recommendation on each proposal is presented immediately following each proposal.

Information contained on or accessible through any website links included in the Shareholder Proposals, supporting statements, and the responses from our board of directors is not incorporated in, and does not constitute a part of, this proxy statement. Each Shareholder Proposal is required to be voted on at our Annual Meeting only if properly presented.

Meta has a robust shareholder engagement program in which our board of directors and management team discuss key topics, including corporate governance, human capital management, human rights, privacy, environmental sustainability, and executive compensation, with our institutional investors. The board of directors, in considering how to respond and recommend that shareholders vote on each proposal, takes into account a number of factors, including engagement dialogue between the proponents and the company; the expressed preferences of our shareholders; the company's current practices; whether in their judgment a proposal is in the best interests of the company; the cost, feasibility and risks associated with implementation of the shareholder proposal request; prior shareholder support for related topics; and peer and market practices. Incorporating these factors, and taking into account discussion with members of our senior management and internal subject matter experts, our board of directors has considered each of the Shareholder Proposals listed below and recommends voting AGAINST each of them for the reasons set forth in their response statements.

We will promptly provide our shareholders with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Shareholder Proposals, upon receiving a written request sent to us by one of the following ways: (1) via mail directed to: Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary, with a copy via email to CorporateSecretary@meta.com, or (2) via email only delivered to our Secretary at CorporateSecretary@meta.com.
Proposal Three: Shareholder Proposal Regarding Government Takedown Requests
The proponent of this resolution is the National Legal and Policy Center.

Report on Government Take-Down Requests

RESOLVED:
Shareholders request that Meta Platforms, Inc. (“Company”) provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that specifies the Company’s policy in responding to requests to remove or take down content from its platforms by the Executive Office of the President, Members of Congress, or any other agency, entity or subcontractor on behalf of the United States Government.
This report shall also include an itemized listing of such “takedown” requests, including the name and title of the official making the request; the nature and scope of the request; the date of the request; the Company’s action or inaction to the request; and a reason or rationale for the Company’s response, or lack thereof.
SUPPORTING STATEMENT:
In Bantam Books, Inc. vs. Sullivan (1963), and in other cases, the Supreme Court of the United States has ruled that private entities may not engage in suppression of speech at the behest of government, as it has the same effect as direct government censorship.
On July 15, 2021, White House press secretary Jen Psaki was asked, “Can you talk a little bit more about this request for tech companies to be more aggressive in policing misinformation? Has the administration been in touch with any of these

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companies and are there any actions that the federal government can take to ensure their cooperation, because we’ve seen, from the start, there’s not a lot of action on some of these platforms.”
Psaki replied, “Sure. Well, first, we are in regular touch with these social media platforms, and those engagements typically happen through members of our senior staff, but also members of our COVID-19 team, given, as (Surgeon General) Dr. (Vivek) Murthy conveyed, this is a big issue of misinformation, specifically on the pandemic.”
Evidence – and testimony by Company Chairman and CEO Mark Zuckerberg – shows the Company has been subject to overtures from the U.S. government to censor. For example, in a podcast interview in August 2022, Mr. Zuckerberg said1 Facebook restricted reach among users to a New York Post article about Hunter Biden’s laptop, after the FBI told the Company to be on “high alert” for so-called “Russian propaganda.”
Also, Facebook maintained a “content requests system” for use by government and law enforcement to request censorship of so-called “disinformation.”2 The Internet domain3 for the company’s portal even has the word “takedowns” in it.
Shareholders need to know whether the Company cooperates with government officials engaged in unconstitutional censorship, opening the Company to liability claims by victims. Shareholders also need to know whether the Company fails to disclose these potential liabilities as material risks in its public filings.
____________________________
1 Wulfsohn, Joseph A. “Mark Zuckerberg tells Joe Rogan FBI warned Facebook of ‘Russian propaganda’ before Hunter Biden laptop story,” FoxNews.com, Aug. 25, 2022. See https://fxn.ws/3G21OUY.
2 Klippenstein, Ken & Fang, Lee. “Truth Cops: Leaked Documents Outline DHS’s Plans to Police Disinformation” The Intercept, Oct. 31, 2022. See https://bit.ly/3huDXmz.
3 See “facebook.com/xtakedowns/login”.
META BOARD RESPONSE

•We are committed to transparency through the publication of information on how we address government requests for user data, content violating local laws, global internet disruptions, and intellectual property.
•Our board of directors provides oversight of the risks associated with our content management and monitoring practices.
•A separate Oversight Board independently reviews a selection of Meta’s content decisions to help interpret our policies and respect free expression.
•We remain committed to transparency, including about content reported by a government agency that was removed for violating our Community Standards.
•Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders.

We are committed to transparency through the publication of information on how we address government requests for user data, content violating local laws, global internet disruptions, and intellectual property.
We work to keep people safe and are committed to accountability for our progress on this goal through the sharing of our policies, enforcement efforts, and transparency reports. Our Transparency Center, available at https://transparency.fb.com/, includes regular reporting that is intended to give our community visibility into how we enforce our policies, respond to user data requests, and protect intellectual property.

The documents and data within our Transparency Center already provide detail on how we handle government takedown requests. While we do not publish specific requests from those agencies, our existing reporting includes statistics for content we restricted based on local law in the country in which it was restricted, including in response to government requests. In addition, we notify users when a post is restricted based on a report that the content violates local law. We have also updated our Facebook notifications when users view content that has been restricted based on local law as a result of a government takedown request. The updated notification provides users with information on which government authority sent the take-down request resulting in the restriction, except in certain limited cases. We provide this notice except in limited instances where we are explicitly prohibited by applicable law from doing so.

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We respond to government requests for user data in accordance with applicable law and our terms of service. We carefully review each government request for legal sufficiency and we may reject or require greater specificity on requests that appear overly broad or vague.

Our board of directors provides oversight of the risks associated with our content management and monitoring practices.

The audit & risk oversight committee has oversight of risks associated with content governance, community safety and security, human rights, and civil rights, as well as the steps management has taken to monitor and control such exposures. At least twice a year, management provides the audit & risk oversight committee with an update on the enforcement of our Community Standards, and also receives regular updates relating to human and civil rights.

A separate Oversight Board independently reviews a selection of Meta’s content decisions to help interpret our policies and respect free expression.

The Oversight Board’s purpose is to protect free expression by making principled, independent decisions about important pieces of content and by issuing policy advisory opinions on Meta’s content policies. The Oversight Board is a separate entity from Meta and exercises independent judgment on both individual cases and questions of policy.

We remain committed to transparency, including about content reported by a government agency that was removed for violating our Community Standards.

In response to a ruling and recommendation from our independent Oversight Board, we have committed to increase transparency around government requests for content removals. In addition to the information we already provide in our Transparency Center on content restricted in particular jurisdictions based on an alleged violation of local law, we plan to provide metrics on government requests that lead to content being removed for violations of our Community Standards.

As disclosed in our Q3 2022 Quarterly Update on the Oversight Board, we are in the process of developing consistent and reliable systems for gathering metrics on the number of pieces of content removed under our Community Standards as a result of government requests. Our objective is to produce government takedown request metrics efficiently while taking into account our confidentiality and other obligations. As part of this process, we are continuing to evaluate approaches to build the necessary internal data logging infrastructure to enable us to publicly report this information across the diversity of request formats in which we receive it.

This effort remains aligned with our long-term integrity goals, but we expect it to be a complex, long-term project requiring significant infrastructure and process investments. We will continue to provide updates on the timeline for public reporting of these metrics in future Quarterly Updates on the Oversight Board, as part of our commitment to give our community visibility into how we respond to the Oversight Board’s recommendations.

Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Four: Shareholder Proposal Regarding Dual Class Capital Structure
The proponents of this resolution are lead filer the NorthStar Asset Management, Inc. Funded Pension Plan and co-filer the Comptroller of the State of New York, Thomas P. DiNapoli, Trustee of the New York State Common Retirement Fund.

Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through

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which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
Since its creation, Meta Platforms (“Meta”), formerly Facebook, has faced numerous headline-grabbing scandals, including controversies that have resulted in the loss of users, decline in user confidence, and a one-day stock price drop that wiped off “more than $119bn … [from] Facebook’s market value.”1 Shareholders believe that proper governance reforms are needed to help the company avoid future scandals.
These controversies and allegations include criticism for its “lax position on political lies,” its role in Russia’s misinformation campaign during the 2016 U.S. election, data breaches, failing to prevent its platforms from being used to incite violence, and more. Most recently, CEO Mark Zuckerberg was sued over his alleged role in the Cambridge Analytica privacy scandal. The suit “alleges Zuckerberg was closely involved in envisioning and carrying out the framework on Facebook that ultimately allowed Cambridge Analytica to collect user data without consent...”2
Meta’s newest ventures into the metaverse generates myriad new risks for the company regarding data privacy, user harassment and abuse, cybersecurity threats, exploited user data, and more. Given the company’s history of issues with protecting user privacy, strong company governance is critical as the Meta moves forward into the new virtual world.
In another of its biggest scandals, in 2021 whistleblower Frances Haugen testified before the Senate to allege that Meta has consistently chosen to “maximize its growth rather than implement safeguards on its platforms, just as it hid from the public and government officials internal research that illuminated the harms of Facebook products.”3 Haugen also noted that Mr. Zuckerberg, who currently controls over 58% of voting shares while owning only 13% of economic value of the firm, dictates the course of the company. Haugen noted that “there is no one currently holding Zuckerberg accountable but himself.”4 Without equal voting rights, shareholders cannot hold management accountable.
Governance experts support the recapitalization sought by this proposal: the Council for Institutional Investors (CII) recommends a seven-year phase-out of dual class share offerings and the International Corporate Governance Network supports CII’s recommendation. Outsider shareholders have repeatedly widely supported this proposal, and ongoing scandals demonstrate the critical need for this governance reform.
We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.
____________________________
1 https://www.theguardian.com/technology/2018/jul/26/facebook-market-cap-falls-109bn-dollars-after-growth-shock
2 https://www.cnbc.com/2022/05/23/meta-ceo-zuckerberg-sued-over-cambridge-analytica-privacy-scandal.html
3 https://www.npr.org/2021/10/05/1043377310/facebook-whistleblower-frances-haugen-congress
4 https://www.nytimes.com/2021/10/05/technology/facebook-frances-haugen-testimony.html
META BOARD RESPONSE

•Our current capital structure allows our board of directors and management team to focus on the long term.
•Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
•The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.

Our current capital structure allows our board of directors and management team to focus on the long term.
We are focused on our mission to give people the power to build community and bring the world closer together. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our shareholders over the long term. Our board of directors believes that our capital structure allows the company to focus on our mission and long-term success. Various studies have shown that multi-class structures do not hinder company performance and can support strong results because of management’s ability to focus on the maximization of long-term returns.

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Our board of directors provides robust independent oversight and ensures that the interests of our shareholders are considered.
A substantial majority of the members of our board of directors are independent under applicable SEC and Nasdaq rules and each of the committees of our board of directors is comprised entirely of independent directors. We believe that our current board structure is effective in supporting strong independent board leadership. Ambassador Kimmitt serves as our Lead Independent Director. Our Lead Independent Director role is modeled on the role of an independent board chair, and designed to ensure a strong, independent, and active board. We have continued to refresh our board with the addition of new independent directors in the last several years. In addition, our Lead Independent Director and other independent directors have continued their practice of meeting with shareholders as part of our robust engagement program. We believe the independent members of our board of directors provide effective oversight and represent the interests of our shareholders.

The requested change to our capital structure is unnecessary and is not in the best interest of Meta and its shareholders at this time.
We believe that our capital structure is in the best interests of Meta and its shareholders and that our current corporate governance structure is sound and effective. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Five: Shareholder Proposal Regarding Human Rights Impact Assessment of Targeted Advertising
The proponents of this resolution are lead filer Mercy Investment Services, Inc. and co-filers, AXA Investment Managers Paris, Benedictine Sisters of Mount St. Scholastica, CommonSpirit Health, Missionary Oblates of Mary Immaculate-US Province, and Northwest & Ethical Investments L.P.

RESOLVED: Shareholders direct the board of directors of Meta Platforms, Inc. to publish an independent third-party Human Rights Impact Assessment (HRIA), examining the actual and potential human rights impacts of Facebook’s targeted advertising policies and practices throughout its business operations. This HRIA should be conducted at reasonable cost; omit proprietary and confidential information, as well as information relevant to litigation or enforcement actions; and be published on the company’s website by June 1, 2024.
WHEREAS: Facebook’s business model relies almost entirely on ads, with nearly 97% of Facebook’s global revenue in 2021 generated from advertising. Facebook ad revenue stood at over $114 billion in 2021, a new record for the company and a significant increase from previous years1.
Algorithmic systems are deployed to enable the delivery of targeted advertisements, determining what users see, resulting in and exacerbating systemic discrimination2 and other human rights violations. Data used to enable the targeting of such ads include personal and behavioral data of Facebook users, which further exposes Facebook to user privacy violations. Facebook was fined $5 billion for such privacy violations by the U.S. Federal Trade Commission in 2019.
Over the last year digital advertising has continued to be closely examined. Headlines like “Digital Ads Collapse”3 highlight concerns surrounding the practice, such as an increasingly crowded marketplace. By investing in true human rights due diligence processes through a HRIA, Meta could use its current position of dominance to lead the way in centering human rights within its business, which would also serve to separate it from its competitors.
While we applaud the release of the company’s first human rights report in 2022, we note that the issue of targeted advertising was virtually ignored as the company did not recognize the material human rights risks that it poses. Recently, the Foundation for Alcohol Research and Education (FARE), audited the advertising transparency of seven major digital platforms, including Meta. They found that Meta was not transparent enough for the public to understand what advertising they publish, and how it is targeted4. In fact, Facebook does not publish data on alleged violations of the policies they do have, making it impossible to know if they are effective5.
There is growing global consensus among civil society experts, academics, and policymakers that targeted advertising can lead to the erosion of human rights. Legislation in Europe6 and the United States7 is poised to severely restrict or even ban targeted ads.

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Facebook’s business model relies on a single source of revenue – advertising. Targeted advertising, given concerns around the fairness, accountability, and transparency of the underlying algorithmic system, has been heavily scrutinized for its adverse impacts on human rights, and could face significant regulation. This is a material risk to investors. A robust HRIA will enable the company to better identify, address, mitigate and prevent such adverse human rights impacts that expose the company to reputational, legal, business and financial risks.
__________________________
1 https://www.statista.com/statistics/271258/facebooks-advertising-revenue-worldwide/
2 https://www.nytimes.com/2019/03/28/us/politics/facebook-housing-discrimination.html
3 https://www.cnbc.com/2022/10/24/facebook-google-face-skeptical-wall-street-this-week-amid-ad-collapse.html
4 https://theconversation.com/how-dark-is-dark-advertising-we-audited-facebook-google-and-other-platforms-to-find-out-189310
5 https://rankingdigitaIrights.org/index2022/companies/Meta
6 https://www.brookings.edu/techstream/what-the-european-dsa-and-dma-proposals-mean-for-online-platforms/
7 https://mashable.com/article/filter-bubble-transparency-act-threatens-facebook-news-feed
META BOARD RESPONSE

•We are committed to respecting human rights.
•We are currently undertaking an enterprise-wide salient human rights risk assessment, which will include potential human rights risks related to targeted advertising.
•Our terms and advertising policies prohibit the use of our platform to engage in unlawful discrimination.
•The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

We are committed to respecting human rights.
Our mission is to give people the power to build community and bring the world closer together. We seek to advance our mission in a manner that respects all human rights, including freedom of expression, privacy, and non-discrimination. Our human rights policy helps ensure that we incorporate consideration of human rights principles into our decisions and actions, and mitigates human rights risks based on the criteria set forth in the United Nations Guiding Principles on Business and Human Rights (UNGP). Our board’s audit and risk oversight committee oversees our major risk exposures, including in the area of social responsibility and human rights, and the steps management has taken to monitor and control such exposures. This oversight responsibility is informed by bi-annual reports from our management team on risk exposures relating to human rights.

Over the past decade, we have made significant progress on our human rights journey:
•In 2013, we made a foundational human rights commitment by joining the Global Network Initiative (GNI), and committed to implement the GNI Principles and Implementation Guidelines to uphold freedom of expression and privacy rights. Since then, we have been regularly and independently assessed against those commitments and held to rigorous standards, like all other GNI company members.
•In 2016, WhatsApp completed its rollout of end-to-end encryption. End-to-end encryption protects a diverse range of human rights, including privacy, freedom of expression, protection against cybercrime threats, physical safety, freedom of belief and religious practices, and protection against state-sponsored surveillance and espionage. We are also working to deploy end-to-end encryption in Messenger and Instagram Direct Messages.
•In 2018, we publicly released our Myanmar independent human rights impact assessment, the first of multiple disclosures of human rights due diligence.
•In 2019, we created a Human Rights Policy Team.
•In 2020, we released a Civil Rights Audit Report of Facebook’s policies and practices.
•In 2021, we adopted a corporate human rights policy that, among other elements, commits us to human rights due diligence in accordance with the UNGP. This commitment also includes the creation of an annual report on how we are addressing human rights impacts, including relevant insights arising from human rights due diligence and the actions we are taking in response.

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•In addition, in 2021, we joined the United Nations Global Compact, where we are working closely together with the United Nations to strengthen the internet’s governance and avoid fragmentation, which could pose risks to economic opportunity, human rights, and global security.
•In July 2022, we published our first Human Rights Report, which is available on our website at https://humanrights.fb.com. This report identified an initial list of salient human rights risks based on due diligence efforts to date, including the right to freedom of opinion and expression, right to privacy, right to life, liberty and security of person, rights to equality and non-discrimination, best interests of the child, and rights to public participation, to vote, and to be elected.
•In December 2022, the GNI Board reviewed Meta’s latest independent assessment, covering the period from 2019-2021, and found that we had implemented the GNI Principles in good faith with improvement over time, the standard for GNI assessment. This was Meta’s third GNI assessment since joining the organization in 2013.
In addition, over this time period, we have published insights and actions from independent human rights due diligence reports on the creation of the Oversight Board and the role of our services in Sri Lanka, Indonesia, Cambodia, the Philippines, and Israel/Palestine, intensified our work in countries with a heightened risk of conflict and violence, and launched a human rights defender fund and journalist safety initiative in the Asia-Pacific region.

We are currently undertaking an enterprise-wide salient human rights risk assessment, which will include potential human rights risks related to targeted advertising.
As we committed in our 2022 Human Rights Report, we are currently undertaking a comprehensive, enterprise-wide salient human rights risk assessment led by our Human Rights Policy Team. This team includes experienced human rights practitioners and is supported by respected experts, Business for Social Responsibility and Article One. A salient human rights risk assessment is a foundational enterprise-wide review of human rights risks to identify the most salient risks related to our business as per the UNGP criteria of scale, severity, remediability, and business linkage. The salient human rights risk assessment is intended to help us prioritize our approach and align our resources and commitments on areas presenting our highest human rights risks.

One of the outputs we expect from this assessment is a prioritized list of the types of human rights risks that we will use to inform our strategy going forward. Once the assessment is complete, we intend to use this framework to prioritize and formalize our due diligence approach across the enterprise, including with respect to salient risks related to targeted advertising.

Our terms and advertising policies prohibit the use of our platform to engage in unlawful discrimination.

Our terms and advertising policies have long emphasized our prohibition on the use of our platform to engage in wrongful discrimination and we require all advertisers to certify compliance with our non-discrimination policy. We have designed this certification experience in consultation with outside experts to underscore the difference between acceptable ad targeting and ad targeting prohibited by our policies. Our review of targeting is continuous and informed by stakeholders. For example, in November 2021, we announced the removal of certain ads targeting options related to topics people may perceive as sensitive, such as those referencing causes, organizations, or public figures that relate to health, race or ethnicity, political affiliation, religion, or sexual orientation. This was one of our ongoing updates to help prevent misuse of advertising tools.
Additionally, we restrict the way advertisers may select their targeted audience for housing, employment, and credit opportunity ads in the U.S., Canada, and the E.U. Advertisers running a housing, employment, or credit ad in these countries must use the corresponding "Special Ad Category" with restricted targeting options. In the last year, we announced new, ambitious efforts to help advance the equitable distribution of housing, employment, and credit ads, beginning in the United States, with the “variance reduction” system. The “variance reduction” system uses new machine learning technology in ad delivery so that the actual audience that sees an ad more closely reflects the eligible target audience for that ad.

Across the industry, approaches to algorithmic fairness are still evolving, particularly as it relates to digital advertising. We have taken steps to help prevent misuse and embed civil rights and responsible AI principles into our product development process to help advance our algorithmic fairness efforts while protecting privacy.

The requested report is unnecessary and would not provide additional benefit to shareholders in light of our existing practices, oversight, and disclosures regarding human rights.

Given our active approach to addressing human rights, including our current human rights salient risk assessment, our research and innovation on ads fairness, our board oversight of these topics, and our disclosures regarding human rights, our

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board of directors believes that the preparation of the report contemplated by this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Six: Shareholder Proposal Regarding Report on Lobbying Disclosures
The proponent of this resolution is United Church Funds.

Whereas, we believe in full disclosure of Meta’s lobbying activities and expenditures to assess whether its lobbying is consistent with Meta’s expressed goals and shareholders' best interests.
Resolved, shareholders request the preparation of a report, updated annually, disclosing:
1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.Payments by Meta used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Meta is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Audit Committee and posted on Meta’s website.
Supporting Statement
Meta’s lobbying continues to attract scrutiny amidst antitrust concerns.1 In 2021, Meta spent $20.07 million on federal lobbying, its largest amount ever and more than any other company.2 Meta also lobbies abroad, being accused of shady lobbying3 and spending between €6,000,000 lobbying in Europe for 2021.4
We believe investors have a right to know the amounts of Meta’s payments, including amounts used for lobbying, to 197 trade associations, social welfare groups (SWGs) and nonprofits for 2021. This includes the Chamber of Commerce, SWGs that lobby like the American Edge Project5 and National Taxpayers Union,6 and controversial nonprofits like the Competitive Enterprise Institute (CEI)7 and Federalist Society.8
Meta’s lack of disclosure presents reputational risk when it hides payments to dark money SWGs or contradicts company public positions. One of Meta’s core principles is to promote economic opportunity by leveling the playing field yet has drawn attention for funding “dark money groups” to oppose antitrust regulation.9 Meta supports data privacy in public statements10, but has also been found to support lobbyists who seek to defeat privacy bills in the states.11 Meta has set ambitious goals to reduce its carbon footprint but continues to contribute to the Competitive Enterprise Institute (CEI), a strong critic of climate science and climate legislation. And Meta says that is cares about the “environmental and social issues of the day” with attention to diversity and inclusion12 but also supports the Chamber, NetChoice and National Taxpayers Union, which all sit on ALEC’s Private Enterprise Advisory Council and ALEC is attacking so called “woke capitalism.”13
It is a risk for shareholders that Meta does not disclose its third-party payments, and we urge Meta to expand its lobbying disclosure. Last year, this proposal received majority support from outside shareholders.
____________________________
1 https://www.washingtonpost.com/technology/2022/01/21/tech-lobbying-in-washington/.

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2 https://www.politico.com/news/2022/01/21/facebook-lobbying-spending-2021-527577; https://www.opensecrets.org/federal-lobbying/top-spenders?cycle=2021.
3 https://www.politico.eu/article/big-tech-companies-face-potential-eu-lobbying-ban/.
4 https://techcrunch.com/2022/04/22/google-facebook-apple-eu-lobbying-report/.
5 https://www.washingtonpost.com/technology/2022/05/17/american-edge-facebook-regulation/.
6 https://www.foxbusiness.com/politics/scott-brown-competitiveness-coalition-congressional-overreach-tech-industry;
https://www.bloomberg.com/news/articles/2022-07-14/amazon-secretly-funds-new-coalition-opposing-tech-regulation.
7 https://www.nytimes.com/2019/07/10/climate/nyt-climate-newsletter-cei.html.
8 https://www.cnbc.com/2021/01/15/federalist-society-under-fire-after-leader-spoke-at-pro-trump-rally-before-riot.html.
9 https://www.opensecrets.org/news/2021/06/dark-money-groups-battle-efforts-to-limit-big-tech/.
10 https://www.facebook.com/business/news/facebooks-commitment-to-data-protection-and-privacy-in-compliance-with-the-gdpr
11 https://www.theregister.com/2022/05/27/big_tech_privacy/.
12 https://investor.fb.com/esg-resources/default.aspx
13https://www.exposedbycmd.org/2022/07/27/abandoning-free-market-and-liberty-principles-alec-takes-on-woke-capitalism-bodily-autonomy-and-more-at-its-annual-meeting/.
META BOARD RESPONSE

•Our mission is to give people the power to build community and bring the world closer together.
•We are committed to thorough and robust reporting processes to provide transparency around our lobbying-related activities.
•Given our existing transparency around our lobbying activity, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and would not provide additional benefit to our shareholders.

Our mission is to give people the power to build community and bring the world closer together.
Public policy decisions can have significant implications for achieving our mission, the future direction of our company, and the people who use our services. As such, we regularly engage with government officials to discuss policy issues important to the company, as well as share information about our products and services. In doing so, we expect all of our personnel to follow our policies, including our code of conduct and political activities and lobbying policy. We also provide training to our personnel and external consultants engaging with government officials on the ethical standards required in all such interactions, and expect them to always act lawfully, honestly, and ethically, and abide by all lobbying registration and reporting laws in the countries in which we operate.
Pursuant to our political activities and lobbying policy, we track and report on our lobbying activities in all jurisdictions where such disclosures are required, including grassroots activity in jurisdictions where that disclosure is required, and comply with the applicable codes of ethics pertinent to registered lobbying entities. Our Public Policy team oversees all corporate lobbying activity and is aided, in some instances, by a cross-functional team that includes representatives from our communications and legal departments.

We are committed to thorough and robust reporting processes to provide transparency around our lobbying-related activities.
To provide the public with transparent information in regard to our political spending and lobbying activities, we publish a political engagement report that is available on our website at https://about.meta.com/facebook-political-engagement/. This report includes links to our quarterly U.S. federal lobbying disclosures for the past several years, which include the specific topics, policies, legislation, and issues guiding our public policy work. We believe these issues are integral to the execution of our mission and provide a framework through which our external stakeholders can evaluate and understand our approach to political engagement.
Further, as disclosed in our public reporting, we engage in additional activities to help maintain our voice in public policy discussions that impact our business, our employees, and the people who use our products and services. In particular, we belong to various trade groups and organizations that represent diverse views and communities. Our team also works with independent third-party organizations on issues relating to technology and internet policy and, from time to time, we support their events that highlight internet and social media issues. We do not always agree with every policy or position that individual organizations or their leadership take but we do seek to inform and advocate within these organizations for policies about which our company has a position or belief. Therefore, our membership, work with organizations, or event support should not be viewed as an endorsement of any particular organization or policy.

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As key technology policy issues continue to be widely debated by our government, our lobbying spend over the past several years helps illustrate our level of engagement on these important topics.

Given our existing transparency around our lobbying activity, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and would not provide additional benefit to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Seven: Shareholder Proposal Regarding Report on Allegations of Political Entanglement and Content Management Biases in India
The proponent of this resolution is SumOfUs on behalf of Mari Mennel-Bell.

Assessing Allegations of Biased Operations
in Meta's Largest Market

Whereas: Meta’s largest user base is in India, with “over half a billion Indians using Meta services.”1 Facebook is apparently a critical catalyst of religious violence in India from disseminating anti-Muslim hate speech, and failing to flag posts and speakers who pose risks in this regard.
For instance, in February 2020, Muslim-majority neighborhoods of north-east Delhi were stormed by a mob, destroying mosques, shops, homes and cars, and killing 53 people. In months preceding the massacre, the head of a powerful North Indian temple videoed a speech onto Facebook, declaring “I want to eliminate Muslims and Islam from the face of the Earth.” It has been viewed well over 40 million times.
According to the Wall Street Journal, Facebook’s top policy official in India, Ankhi Das, pushed back against employees wanting to label BJP politician T. Raja Singh “dangerous” and to ban him from the platform after he used Facebook to call Muslims traitors, threaten to raze mosques, and call for Muslim immigrants to be shot. Das argued that punishing Singh would hurt Facebook’s business in India.2
Facebook India's top remaining employee has ties to the BJP. Shivnath Thukral, who now heads public policy across all India platforms after resignations of other top personnel, assisted in BJP's 2014 election campaign. Al Jazeera reported that Facebook provided preferential rates for political advertisements of the BJP, and permitted surrogate advertising supporting BJP, suggesting partisan bias.
Further, content moderation in India is undercut by poor capacity of Meta’s “misinformation classifiers” (algorithms) and its human moderators to recognize many of India’s 22 officially recognized languages.3
In 2019, Meta commissioned law firm Foley Hoag for a Human Rights Impact Assessment (HRIA) of its India operations. The four page summary released by Meta provides scant transparency and explicitly acknowledged the assessment “did not assess or reach conclusions” about whether India operations had bias in content moderation.4
The proponent believes Meta’s lack of transparency concerning India presents a clear and present danger to the Company’s reputation, operations and investors.
RESOLVED:
Shareholders request that the Company commission a nonpartisan assessment of allegations of political entanglement and content management biases in its operations in India, focusing on how the platform has been utilized to foment ethnic and religious conflict and hatred, and disclose results in a report to investors, at reasonable expense and excluding proprietary and privileged information. Among other things, the assessment can evaluate:
•Evidence of political biases in Company activities, and any steps to ensure it is non-partisan;
•Whether content management algorithms and personnel in India are at scale and multilingual capacity necessary to curtail mass dissemination of hate speech and disinformation;

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•The relevance of any evidence germane to biases, exposures, and impact disclosed in the previously commissioned India HRIA, as investors have been unable to read the full recommendations.
____________________________
1 https://techcrunch.com/2022/11/16/meta-appoints-new-india-head-amid-key-departures/
2 https://www.wsj.com/articles/facebook-hate-speech-india-politics-muslim-hindu-modi-zuckerberg-11597423346
3 https://slate.com/technology/2021/10/facebook-papers-india-modi-misinformation-rss-bjp.html
4 Meta Human Rights Report, July 2022, p. 59
META BOARD RESPONSE

•We are committed to respecting human rights – and their underlying principles of equality, safety, dignity, privacy, and voice – across our business operations.
•We are dedicated to building a team that reflects the diversity of the people, all around the globe, who use our products and services.
•We are committed to platform safety and integrity in all jurisdictions in which we operate, including India, and we have devoted considerable resources to promoting respect for our users and to protecting user safety in India.
•We already provide extensive disclosure on our human rights policies and practices and have published an independent human rights impact assessment regarding potential human rights risks in India that we believe addresses the proposal.
•Given our ongoing efforts to address this topic, the requested report is unnecessary and would not provide additional benefit to our shareholders.

We are committed to respecting human rights – and their underlying principles of equality, safety, dignity, privacy, and voice – across our business operations.
Our mission is to give people the power to build community and bring the world closer together. We seek to advance our mission in a manner consistent with the promotion of human rights, including freedom of expression, privacy, non-discrimination, and more.

We implement our commitment to human rights, as described in our corporate human rights policy, by (1) applying human rights policies; (2) conducting human rights due diligence and disclosure; (3) providing access to remedy; (4) maintaining oversight, governance, and accountability; and (5) protecting human rights defenders.

As part of this commitment, we employ what we believe to be an industry-leading set of content rules, developed in close consultation with experts in fields such as technology, public safety, and human rights. Our Facebook Community Standards and Instagram Community Guidelines outline what is and is not allowed on our platforms. They apply to everyone around the world, and to all types of content, and we work to implement them without bias for political affiliations or religion.

We actively seek to align our content moderation and enforcement policies with international human rights standards. We rely on the expertise of both internal teams and external contributors for this policy development, including our community and the advice of experts in fields such as technology, public safety, and human rights, to make sure we understand different perspectives on safety and expression, as well as the impact of our policies on different communities. These policies are continually evolving to take into account local cultural dynamics, especially in multicultural societies such as India, and we regularly seek feedback on them.

We are dedicated to building a team that reflects the diversity of the people, all around the globe, who use our products and services.

We understand that our ability to serve our communities well begins with the community we build at Meta, and we remain committed to building a diverse and inclusive workplace. To that end, we are proud to have employees who identify across the political spectrum and have prior political and public service experience. We support the right of all of our employees to express themselves on issues that are important to them. However, we have policies and procedures in place that govern their work on behalf of Meta and to help ensure that any prior political activity plays no role in their decision-making. Although we do not ask for, nor do we collect, information about our employees’ political affiliation, every employee goes through a rigorous

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compliance and onboarding process, which includes disclosure of potential conflicts of interest and ongoing compliance training and education.

We are committed to platform safety and integrity in all jurisdictions in which we operate, including India, and we have devoted considerable resources to promoting respect for our users and to protecting user safety in India.

We are focused on combating hate speech in India and have made substantial investments to do so. These efforts include developing new resources to detect and mitigate hateful and discriminatory speech, expanding our content moderation resources, and partnering with third party fact-checkers and trusted partners.
For example, we introduced hate speech classifiers on our platforms that allow us to proactively detect potentially harmful content through the use of artificial intelligence. In addition, we rely on a strong network of fact-checking partners with an ability to fact check content in 15 Indian languages and English and trusted partners who can bring harmful content to our attention via a dedicated escalations channel for review and action.

In parallel with these efforts to monitor harmful content, we also actively try to educate and discourage people from posting hostile speech through the addition of warning screens on our platform.

We already provide extensive disclosure on our human rights policies and practices and have published an independent human rights impact assessment regarding potential human rights risks in India, that we believe addresses the proposal.

In late 2019, we commissioned a third-party independent human rights impact assessment (HRIA) on potential human rights risks in India related to our platforms. The HRIA was conducted by Foley Hoag LLP. It involved interviews with 40 civil society stakeholders, academics, and journalists. Stakeholder identities were kept anonymous and not shared with us. The due diligence also involved the review of content policies, certain relevant content, as well as a survey, designed across multiple dimensions of diversity, of over 2,000 individual rights holders (while all human beings are rights holders, the term is most frequently used to refer to individuals potentially affected by the human rights risks examined in a specific piece of due diligence).

The HRIA developed recommendations covering the implementation and oversight of our policies and program; content moderation; product interventions; and other areas. Our 2022 Human Rights Report includes a detailed summary of HRIA insights and actions, which was developed after consulting The Danish Institute for Human Rights Guidance on HRIA of Digital Activities Reporting and Evaluation. Based on the guidance of this group and other human rights experts, we believe the form of disclosure mitigates security risks as per the United Nations Guiding Principles on Business and Human Rights (UNGP 21(c)), which provides that communications should not pose risks to affected stakeholders or personnel. In this report, we also detail actions we have already taken, or intend to take, such as the expansion of the Resiliency Initiative and Search Redirect. We will continue to study the report’s findings and consider its recommendations as a baseline to identify and guide related actions. We will be tracking our implementation regularly through 2023 and beyond.

In addition, since June 2021, we publish a monthly report regarding content moderation specifically in India, which contains certain information on (i) actions taken against violating content on Facebook and Instagram for content created by users in India and proactive detection rates and (ii) information on grievances received from users in India via certain grievance mechanisms.

We believe that other social media providers have not previously disclosed insights from India HRIAs to the extent we have, if at all.

Given our ongoing efforts to address this topic, the requested report is unnecessary and would not provide additional benefit to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eight: Shareholder Proposal Regarding Report on Framework to Assess Company Lobbying Alignment with Climate Goals
The proponents of this resolution are lead filer Presbyterian Church (U.S.A.) and co-filer Portico Benefit Services.

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Disclosure of Framework to Assess Company Lobbying Alignment with Climate Goals
RESOLVED: Shareholders of Meta Platforms Inc. (“Meta”) request that the Board of Directors report to shareholders (at reasonable cost, omitting confidential/proprietary information) on its framework for identifying and addressing misalignments between Meta’s lobbying and policy influence activities and positions--both direct and indirect through trade associations, coalitions, alliances, and social welfare organizations (“Associations”) and Meta’s Net Zero emissions commitment across its value chain by 2030, including the criteria used to assess alignment; the escalation strategies used to address misalignments; and the circumstances under which escalation strategies are used (e.g., timeline, sequencing, degree of influence over an Association).
SUPPORTING STATEMENT
Research continues to highlight critical gaps between the climate commitments made by national governments and the actions necessary to prevent the worst effects of climate change on society. A 2022 global assessment makes it clear that nations are not doing enough to limit global warming to 1.5 degrees Celsius1 and that this goal is now almost entirely out of reach unless immediate and dramatic changes are implemented to limit fossil fuel use, and re-envision energy, transport, and land development.2
Companies like Meta have a crucial role to play in both empowering policymakers to close these gaps and in addressing the rising energy demands of its own sector. Investors need clear information on how companies are addressing these challenges, including an analysis of the alignment between companies’ direct and indirect policy advocacy efforts and their own climate targets.
Companies may tout their climate efforts, but often fail to account for their support for organizations and initiatives that work to block critical climate policies needed on a broader scale. As Unilever succinctly notes, “Progress on our own climate change targets means nothing in an overheated world.”3
Corporate lobbying that is inconsistent with the goals of the Paris Agreement further poses mounting systemic risks to our financial systems and infrastructure, as delays in curbing greenhouse gases increase physical threats from extreme weather, weaken regional economic stability, and heighten portfolio volatility.4 Proponents view climate scenarios of 3 degrees Celsius or more as economically destabilizing, and are therefore more critically scrutinizing the potential misalignment between companies' climate strategies and their policy advocacy efforts.5
A review of Meta's disclosed trade association and other memberships6 reveals concerning inconsistencies with Meta's actions on, and commitments to, its own Net Zero ambitions.7 8 Meta further supports the direction of some of these potentially misaligned organizations by serving on their boards.9
While Meta’s recent policy record includes statements supporting climate science, the need for renewable energy leadership, and the importance of new business alliances tackling gaps in policy, Meta continues to underperform its peers on the strength of its climate policy engagement,10 its governance and oversight of political influence activity,11 and in its addressing of widespread climate policy disinformation on its platforms.12
____________________________
1 https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_SummaryForPolicymakers.pdf; https://unfccc.int/news/climate-plans-remain-insufficient-more-ambitious-action-needed-now
2 https://www.gov.uk/government/news/window-for-climate-action-closing-fast; https://www.nature.com/articles/s41586-022-04553-z
3 https://www.unilever.com/planet-and-society/climate-action/using-our-voice-for-a-zero-carbon-future/
4 https://www.occ.gov/news-issuances/speeches/2021/pub-speech-2021-116.pdf?source=email;
https://www.fsb.org/wp-content/uploads/P231120.pdf;
https://www.federalreserve.gov/econres/notes/feds-notes/climate-change-and-financial-stability-20210319.htm;
https://www.forbes.com/sites/pedrodacosta/2020/12/20/climate-change-poses-a-clear-and-present-systemic-risk-to-theeconomy/?sh=6735918310d9
5 https://www.politico.com/news/2021/04/20/investors-corporate-climate-lobbying-activity-483429;
https://www.ft.com/content/9391e853-7b6d-41ca-85a8-49e67ed7e683
6 https://about.facebook.com/facebook-political-engagement/
7 https://www.aei.org/politics-and-public-opinion/its-time-to-cancel-the-climate-crisis/
8 https://www.ceres.org/accelerator/responsible-policy-engagement/database/meta-platforms-inc-formerly-facebook;
9 https://www.uschamber.com/about/governance/board-of-directors
10 https://www.theguardian.com/environment/2021/sep/20/big-tech-climate-change;
11 https://www.ceres.org/accelerator/responsible-policy-engagement/database/meta-platforms-inc-formerly-facebook; https://www.ceres.org/sites/default/files/reports/2022-11/RPE%20Report_Nov22.pdf;
12 https://influencemap.org/report/Climate-Change-and-Digital-Advertising-a40c8116160668aa2d865da2f5abe91b#1; https://influencemap.org/report/Climate-Change-and-Digital-Advertising-86222daed29c6f49ab2da76b0df15f76#1;

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META BOARD RESPONSE

•We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
•We provide transparent disclosure on our lobbying and political activity.
•We have a robust process in place to ensure that our climate policy work aligns with our stated priorities.
•Given our ongoing commitment to fighting climate change and our disclosure that we do not always agree with the positions of all trade associations, the board of directors believes that the requested report is unnecessary.

We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations.
At Meta, we are in the business of building better realities—and not just virtual ones. Our mission is to give people the power to build community and bring the world closer together. Those connections are not possible without a safe and healthy world in which to interact. As we work collaboratively to bring the metaverse to life, we are taking actions to help protect the environment, with the goals of reaching net-zero emissions in our value chain in 2030 (and maintaining net-zero emissions for our operations), fostering sustainable communities in support of our data centers, and empowering consumers and shareholders with sustainability knowledge. Our annual sustainability report updates on our progress and commitments.

We provide transparent disclosure on our lobbying and political activity.

We publish a political engagement report that is available on our website at https://about.meta.com/facebook-political-engagement/ to provide transparency around our lobbying-related and political activities. This also includes links to our quarterly U.S. federal lobbying disclosures for the past several years. Further, we engage in additional activities described in the report to help maintain our voice in public policy discussions that impact our business, our employees, and the people who use our products and services.

We belong to various trade groups and third-party organizations, a representative list of which we disclose on our website, in furtherance of fostering dialogue on topics that are important to our business, the people and communities we serve, and our shareholders. We do not always agree with every policy or position that individual organizations or their leadership take but we do seek to inform and advocate within these organizations for policies about which our company has a position or belief. Therefore, our membership, work with organizations, or event support should not be viewed as an endorsement of any particular organization or policy.

We have a robust process in place to ensure that our climate policy work aligns with our stated priorities.

Our Vice President of Public Policy oversees corporate political activity and is aided by a cross-functional team that includes representatives from our Public Policy, Communications, Sustainability, Energy, and Legal departments. Pursuant to our policy, we track and report on our lobbying activities in all jurisdictions where such disclosures are required and we comply with the applicable codes of ethics pertinent to registered lobbying entities.

Our work is guided by our sustainability goals to achieve net-zero emissions across our value chain, including by adding new renewable energy projects to grids across the globe, and to be water positive by 2030 by restoring more water than we consume. We actively work with regulatory bodies, partner organizations, trade groups, and industry leaders in advancing climate and clean energy policy, and are actively exploring avenues where we can promote more aggressive climate action. This includes membership in the Clean Energy Buyers Alliance, Advanced Energy United, the American Council on Renewable Energy, the Center for Climate and Energy Solutions, EU’s European Climate Pact, and the Asia Clean Energy Coalition.

Given our ongoing commitment to fighting climate change and our disclosure that we do not always agree with the positions of all trade associations, the board of directors believes that the requested report is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Nine: Shareholder Proposal Regarding Report on Reproductive Rights and Data Privacy
The proponent of this resolution is Arjuna Capital on behalf of Frank Konhaus and Ellen Cassilly.

Reproductive Rights and Data Privacy
WHEREAS: Following the revocation of the constitutional right to an abortion in June 2022, federal policymakers and legislators are concerned about the use of personal digital data for the enforcement of state laws that ban or restrict abortion access.
Law enforcement may demand data seeking evidence of consumer acts that were legal in the state where they occurred, but illegal in the consumer's state of residence, such as purchasing abortifacients. Experts on reproductive rights and privacy have also "documented how police and prosecutors wield laws and data” to camouflage that their data demands are for abortion-related criminal charges.1
In one example from 2022, Meta satisfied a Nebraska police warrant demanding access to private Facebook messages from a mother facing felony charges for allegedly helping her daughter terminate a pregnancy.2 Meta received significant negative press, responding, in part, that the Company had "received valid legal warrants from local law enforcement . . . [that] did not mention abortion at all.”3
Law enforcement's reliance on digital consumer data is increasingly common. In the first half of 2022 alone, Meta received 69,363 U.S.-based government requests, most involving criminal matters. The Company at least partially complied with about 88 percent of those requests,4 stressing that even careful scrutiny of law enforcement data demands by Meta may still expose consumers involved in abortion-related acts to criminal prosecutions. To protect consumers and the Company's reputation, Meta would need to decrease the potentially personal sensitive information it collects and retains from users.
Meta already complies with "deletion rights'' under California law, wherein consumers may request the Company delete personal data it is not legally required to retain.5 Facebook, WhatsApp and Instagram further offer the option of using end-to- end encryption in personal messages as a method of secure communication that prevents third parties from easily accessing data. Despite these efforts, and although Meta conducts periodic privacy risk assessments,6 the Company has not disclosed whether there are privacy risks concerning abortion-related law enforcement data demands.
RESOLVED: Shareholders request our Board issue a public report assessing the feasibility of diminishing the extent that the Company will be a target of abortion-related law enforcement requests by expanding consumer privacy protections and controls over sensitive personal Meta user data. The report should be produced at reasonable expense, exclude proprietary or legally privileged information, and be published within one year of the annual meeting.
SUPPORTING STATEMENT: Shareholders recommend the Board receive input from reproductive rights and civil liberties organizations, and the report include, at board discretion:
(1) An assessment of the implementation of a global, nationwide, or regionally based, data privacy policy wherein consumers would have "deletion rights;”
(2) An evaluation of the related risks and benefits of establishing a default policy enabling end-to-end encryption on all Facebook Messenger chats.
Vote YES on this proposal to support consumer privacy expectations as well as the Company's brand and goodwill.
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1 https://www.latimes.com/opinion/story/2022-08-23/facebook-abortion-data-privacy-nebraska
2 https://www.npr.org/2022/08/12/1117092169/nebraska-cops-used-facebook-messages-to-investigate-an-alleged-illegal-abortion
3 https://about.fb.com/news/2022/08/meta-response-nebraska-abortion-case/
4 https://transparency.fb.com/data/government-data-requests/country/US/
5 https://www.meta.com/legal/portal/ccpa/
6 https://about.meta.com/privacy-progress/#accountability-in-practice

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META BOARD RESPONSE

•We are deeply committed to addressing issues of safety, security, and privacy in a holistic way in response to the constantly evolving dynamics of the digital age.
•We build tools to help our users secure their information and give them more control over their privacy.
•We transparently report on government requests for user data.
•The requested report is unnecessary given our existing efforts to protect user privacy and ongoing transparency on this topic.

We are deeply committed to addressing issues of safety, security, and privacy in a holistic way in response to the constantly evolving dynamics of the digital age.
We have been working for years to protect people’s data on our platforms and to implement strong privacy controls over user data, and we provide what we believe to be industry-leading transparency about these efforts. As described below, this work includes providing users with options to keep their personal conversations private with end-to-end encryption on certain messaging products, removal of our Location History feature on Facebook, and providing users with numerous tools to help them review, understand, and control the information that we collect from and about them. Over the past few years, we have revamped our privacy program whereby, among other things, every product and feature is expected to undergo a privacy review before it is launched, while independent auditors hold us accountable for maintaining our privacy program. We continue to work to expand user control and privacy protections on our platforms, and we will continue to provide updates as we make progress.

We build tools to help our users secure their information and give them more control over their privacy.

We want people to have a trusted private space for online conversations with friends and family that is safe and secure, which is why we currently offer end-to-end encryption by default on WhatsApp, and as an option for personal messages and calls on Messenger and Instagram Direct Messaging, with plans to offer it by default. We plan to continue to provide updates as we make progress toward the global rollout of default end-to-end encryption for personal messages and calls on Messenger and Instagram Direct Messaging. End-to-end encryption helps ensure that only users and the people they are communicating with can read or listen to what is sent or said, and nobody in between, not even us, can.

We offer users a variety of tools to view, manage, download, and delete information about themselves, including content that they have posted to their accounts and records of what they have searched for on Facebook and Instagram. The Off-Facebook Activity tool allows users to better understand and control the information that we receive about their activity from third parties. Subject to some exceptions for security and safety needs, through this tool, users can disconnect historical information we have received about their activity from third parties and turn off storage of future connections between their Facebook account and their activities off of the Facebook platform, for all third-party websites and apps, or on a website-by-website or app-by-app basis.

Per our Privacy Policy, users can also decide whether to enable the Location Services device setting (which allows users to control when to share a device’s precise or approximate general location with apps like Facebook or Instagram). In May 2022, we removed our Facebook-specific Location History setting, which previously allowed users to choose to create a record of their precise location over time including when they were not using the app; now, when users share device location signals through Location Services, we retain only the user’s last precise location. There was no similar Location History setting in our other apps.

Our users can also choose to deactivate or permanently delete their accounts at any time. If a user deletes their account on Facebook or Instagram, we delete the information according to our Terms of Service and Privacy Policy. We regularly engage with independent privacy and digital civil liberty experts around the world to seek feedback on how to address potential privacy risks. These dialogues and relationships are an important part of our product development process and shape our products as we build and improve them.

We transparently report on government requests for user data.

We take the privacy of our users’ information very seriously. We respond to government requests for user data in accordance with applicable law and our terms of service. We carefully review each government request for legal sufficiency and we may reject or require greater specificity on requests that appear overly broad or vague.

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We publish a transparency report on government requests for user data to provide information on the nature and extent of these requests and the strict policies and processes we have in place to handle them. This report is available in our Transparency Center. These requests generally fall into two categories – legal process and emergency disclosure requests. Legal process requests are from governments that are accompanied by legal process, like a search warrant. We disclose account records solely in accordance with our Terms of Service and applicable law. Emergency disclosure requests may come from law enforcement and be submitted without legal process. Based on the circumstances, we may voluntarily disclose information to law enforcement where we have a good faith belief that the emergency involves imminent risk, such as of serious physical injury or death.
In response to valid government requests to preserve user data, we take steps to preserve account records in accordance with applicable law and our policies. Since 2016, we have reported data on the number of such preservation requests we received in our Transparency Center.

The requested report is unnecessary given our existing efforts to protect user privacy and ongoing transparency on this topic.

Given our robust efforts to expand privacy protections and controls and our ongoing transparency on this topic, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and would not be a judicious use of company resources. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Ten: Shareholder Proposal Regarding Report on Enforcement of Community Standards and User Content
The proponents of this resolution are lead filer As You Sow on behalf of Meyer Memorial Trust (S) and co-filer As You Sow on behalf of the Remmer Family Foundation Inc (S) and Thomas Van Dyck.

WHEREAS: The Meta (formerly Facebook) brand has continued to be wracked by management missteps and lack of Board oversight, resulting in continued harm from its platforms including:
•Millions of high-profile users exempted from its rules,1 permitting continued widespread incitement of violence and harrassment;
•Internal Company research demonstrating that Instagram harms teenage girls;2
•Mental health crises among outsourced moderators3 due to viewing child pornography and animal cruelty;
•Lack of cooperation with authorities to prevent and detect child exploitation and abuse;4
•The spread of election misinformation despite clear warnings;5
•The amplification of political advertisements containing deliberate lies and mistruths;6,7
•Hate speech that continues to thrive;8
•Anti-immigrant violence9 around the world; and
•Lax enforcement of age requirements in the Company’s metaverse platforms, despite evidence that the metaverse is deeply harmful to children’s cognitive development.10
Meta has the technological solutions to stop these types of abuses but chooses not to deploy them. A 2021 whistleblower complaint filed with the Securities and Exchange Commission11 argues the Company has failed to adequately warn investors about the material risks of dangerous and criminal behavior, terrorist content, hate speech, and misinformation on its sites. Company failure to control these activities reflects a grave lack of oversight by management and the board. Despite establishing an internal Oversight Board, the Company’s platforms continue to harm society and users, and creates investor risk. An internal review of company practices highlighting harassment and incitement to violence states, “We are not actually doing what we say we do publicly,” and deems company’s actions “a breach of trust.”12
Management has attempted to address the material risk of dangerous user content through the creation of its “Transparency Center”13 which displays qualitative and quantitative reports on the elimination of posts violating one of the 25 “Community Standards.” Shareholders applaud this action, yet it appears to be ineffective given ongoing harms.

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RESOLVED: Shareholders request the Board, at reasonable expense and excluding proprietary or legally privileged information, prepare and publish a report analyzing why the enforcement of “Community Standards” as described in the “Transparency Center” has proven ineffective at controlling the dissemination of user content that contains or promotes hate speech, disinformation, or content that incites violence and/or causes harm to public health or personal safety.
SUPPORTING STATEMENT: Proponent suggests the report include for each of Meta’s products, including Facebook, Messenger, Instagram, WhatsApp, and others with over 100 million users:
•A quantitative and qualitative assessment by external, independent, and qualified experts of the effectiveness of Meta’s algorithms, staff, and contractors to locate and eliminate content violating Community Standards;
•Examination of benefits to users and impact to revenue if Company voluntarily follows existing legal frameworks established for broadcast networks (e.g. laws governing child pornography and political advertisements); and
•Analysis of the benefits of the Company continuing to conduct technology impact assessments focused on how Meta’s platforms affect society.
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1 https://www.wsj.com/articles/facebook-files-xcheck-zuckerberg-elite-rules-11631541353
2 https://www.wsj.com/articles/facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739
3 https://www.nytimes.com/2021/08/31/technology/facebook-accenture-content-moderation.html
4 https://www.theguardian.com/technology/2021/jan/21/facebook-admits-encryption-will-harm-efforts-to-prevent-child-exploitation
5 https://www.nytimes.com/2021/10/22/technology/facebook-election-misinformation.html?referringSource=articleShare
6 https://www.washingtonpost.com/technology/2019/10/10/facebook-policy-political-speech-lets-politicians-lie-ads/
7 https://www.globalwitness.org/en/press-releases/facebook-and-tiktok-fail-block-deceptive-ads-blatant-us-midterms-disinformation/
8 https://www.dailydot.com/debug/hate-speech-facebook/
9 https://www.dw.com/en/new-study-shows-afd-facebook-posts-spur-anti-refugee-attacks/a-41972992
10 https://www.nytimes.com/2022/10/07/technology/metaverse-facebook-horizon-worlds.html?smid=nytcore-ios- share&referringSource=articleShare
11 https://www.washingtonpost.com/technology/2021/10/22/facebook-new-whistleblower-complaint/
12 https://www.wsj.com/articles/facebook-files-xcheck-zuckerberg-elite-rules-11631541353
13 https://transparency.fb.com/
META BOARD RESPONSE

•We are committed to keeping people safe while giving them the ability to express themselves.
•We regularly report on the actions that we take, including our use of third-party assessments to review the accuracy of our reporting and the strength of our processes.
•We work closely with global experts to continually improve our services.
•We provide our users with the tools to take control of their experience on our apps.
•Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders.

We are committed to keeping people safe while giving them the ability to express themselves.
We recognize how important it is for our platforms to be a place where people feel empowered to communicate, and we take our role seriously in working to keep abuse off the service. We publish Facebook’s Community Standards and Instagram’s Community Guidelines to help people understand our policies and what type of content is and is not allowed on our services, which we believe has helped, and will continue to help, keep abuse off our platforms. These standards are based on feedback from people and the advice of experts in fields like technology, public safety, and human rights. To ensure differing voices are valued, we take great care to create standards in a way that allows for the expression of those views and beliefs, especially from people and communities that might otherwise be overlooked or marginalized. We have invested over $16 billion in teams and technology to enhance safety and security since 2016.

The goal of our Community Standards is to create a place for expression and give people a voice. We want people to be able to talk openly about the issues that matter to them, even if some may disagree or find them objectionable. In some limited cases, we allow content—which would otherwise go against our standards—if we believe it is newsworthy and in the public interest. We do this only after weighing the public interest value against the risk of harm, and we look to international human

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rights standards to make these judgments. Our commitment to expression is paramount, but we recognize the internet creates new and increased opportunities for abuse. For these reasons, when we limit expression, we do it in service of one or more of the following values: authenticity, privacy, safety, and dignity.

In furtherance of our commitment to providing people a voice on our platform, we have made significant investments in teams and technology as part of our safety and security efforts, which includes implementing and enforcing our policies. For instance, we regularly remove harmful content that violates our policies, we reduce the distribution of problematic or harmful content even if that content does not strictly violate our policies, and we provide people with additional information so they can choose what to click, read, or share.

We regularly report on the actions that we take, including our use of third-party assessments to review the accuracy of our reporting and the strength of our processes.
•In 2019, we introduced a section on our Community Standards website where people can track recent policy updates and changes we have made.
•In addition, we publish Transparency Reports in our Transparency Center and other company updates in our Newsroom to help provide visibility into how we enforce policies, respond to data requests, and protect intellectual property.
•Our Community Standards Enforcement Reports disclose our progress on the enforcement of our content policies on Facebook and Instagram. In these reports, we currently disclose the prevalence of several types of content that violate our policies on Facebook and Instagram, the amount of this content we took action on, the amount of content we found proactively before people reported it, the amount of content we actioned that people appealed, and the amount of content we restored after removing it. We also disclose historical data to allow all stakeholders to assess our progress. See page 31 within this proxy statement for additional details on our efforts.
In 2021, we commissioned Ernst & Young LLP (EY) to conduct an independent third-party assessment of our Community Standards Enforcement Report and in May 2022 published EY’s findings. For this assessment, EY evaluated Meta’s internal controls against the globally adopted Committee of Sponsoring Organizations of the Treadway Commission (COSO) framework. EY’s assessment focused on the following areas: governance, data collection, data processing, data aggregation, data disclosures and reporting, and information technology general controls. As part of the process, we provided EY with full access to requested data and documentation to allow them to perform their review. We also gave them access to dozens of employees across data science, data engineering, software engineers, product and program managers, and Internal Audit teams working on the Community Standards Enforcement Report. The assessment found that the calculation of metrics in our 2021 fourth quarter Community Standards Enforcement Report were fairly stated and our internal controls were suitably designed and operating effectively. Additional information about the scope of the assessment procedures, controls assessed, and a copy of EY’s report is available in our public Newsroom.

We work closely with global experts to continually improve our services.

Outside of our reports and other public disclosures, we collaborate with global experts to improve our services. For example, our Content Policy Stakeholder Engagement team regularly works with external stakeholders, third-party organizations, and consultants, to strengthen our policies by bringing global knowledge and feedback into the policy development process. This team engages with NGOs, academics, and other experts on a broad spectrum of civil society groups around the world to better understand the impact of our policies.

We are also a member of the Digital Trust and Safety Partnership, an industry body that is creating and executing industry-wide assessments of how companies are implementing best practices. In 2023, we expect our adherence to these industry standards and best practices will be subject to an independent third-party evaluation.

We provide our users with the tools to take control of their experience on our apps.

We believe it is important that people feel in control of their experience on our apps. To help achieve that, we build features that help individuals take action on their own. For instance, people can use their News Feed Preferences feature to manage their experience on Facebook, such as selecting certain people or pages to prioritize, temporarily hiding posts from a person, Page or group, or unfollowing them completely, and adjusting the ads that they see.

We are also focused on helping to ensure that our virtual reality offerings allow people to interact comfortably and avoid unwanted interactions. In 2022, we introduced Personal Boundary for Meta Horizon Worlds, which is a feature that gives people control over how close others can get to their avatar, and prevents avatars from invading another avatar’s personal space. We also introduced Voice Mode, which allows users to choose whether to hear people they are not following, including the option to not hear strangers at all. With Voice Mode turned to Garble Voices, the voices of people they are not following will become unintelligible, pleasant sounds.

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We continually make improvements to our apps and their features to improve the user experience.

Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Eleven: Shareholder Proposal Regarding Report on Child Safety Impacts and Actual Harm Reduction to Children
The proponents of this resolution are lead filer Proxy Impact on behalf of the Lisette Cooper 2015 Trust and the Linda C. Wisnewski Trust and co-filers Adrian Dominican Sisters, Maryknoll Sisters of St. Dominic, Inc., Sisters of St. Joseph of Peace, the Durocher Fund, and the Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America.

Meta Platforms — Child Safety — 2023

The internet was not developed with children in mind. Social media impacts children’s brains differently than adult brains.1 It also poses physical and psychological risks that many children and teens are unprepared for, including sextortion and grooming, hate group recruitment, human trafficking (for any means), cyberbullying and harassment, exposure to sexual or violent content, invasion of privacy, self-harm content, and financial scams, among others.
Meta is the world’s largest social media company with billons of children and teen users. Meta’s platforms, including Facebook, Instagram, Messenger and WhatsApp, have been linked to numerous child safety impacts and social policy challenges, including:
Mental Health:
Meta’s own company research showed Instagram’s negative impacts on teens’ self-image, increased rates of depression and anxiety, and a link to suicidal thoughts. The Wall St. Journal concluded that these Instagram documents revealed “Facebook has made minimal efforts to address these issues and plays them down in public.”2
Sexual Exploitation:
In 2021, nearly 29 million cases of online child sexual abuse material were reported; nearly 27 million of those (92 percent) stemmed from Meta platforms-- including Facebook, WhatsApp, Messenger and Instagram.3 A Forbes report on Instagram pedophiles described Instagram as “a marketplace for sexualized images of children.”4
Cyberbullying:
Time Magazine reported that “By one estimate, nearly 80% of teens are on Instagram and more than half of those users have been bullied on the platform.”5 A UK study found that Instagram accounted for 42 percent of online bullying, followed by Facebook with 39 percent.6
Data Privacy:
In September 2022, Meta was fined over $400 million for failing to safeguard children’s information on Instagram.7
Legislative Response:
There is bipartisan Congressional support for the Kids Online Safety Act which will require companies to “act in kids’ best interests and prevent or mitigate the risk of certain harms including suicide, eating disorders and substance abuse.”8 The UK Online Safety bill aims to keep internet users safe from fraudulent and harmful content and prevent children, in particular, from accessing damaging material.
The European Union’s Digital Services Act will make identifying, reporting and removing child sexual abuse material mandatory.9
Meta is facing increasing regulatory, reputational, and legal risks due to these unabated issues.

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Meta states that it has no tolerance for child exploitation or bullying and is developing new child safety features for selected products and age groups. Yet, Meta has no publicly available, company-wide child safety or harm reduction performance targets for investors and stakeholders to judge the effectiveness of Meta’s announced tools, policies and actions.
Resolved: Shareholders request that, within one year, the Board of Directors adopts targets and publishes annually a report (prepared at reasonable expense, excluding proprietary information) that includes quantitative metrics appropriate to assessing whether Meta has improved its performance globally regarding child safety impacts and actual harm reduction to children on its platforms.
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1 https://www.apa.org/news/apa/2022/social-media-children-teens
2 https://www.wsj.com/articles/facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739
3 https://www.missingkids.org/content/dam/missingkids/pdfs/2021-reports-by-esp.pdf
4 https://www.forbes.com/sites/thomasbrewster/2022/06/25/meta-is-having-a-tough-time-keeping-pedophiles-off-instagram/?sh=7c02cbf45765
5 https://time.com/5619999/instagram-mosseri-bullying-artificial-intelligence/
6 https://techjury.net/blog/cyberbullying-statistics/
7 https://www.cnet.com/news/privacy/meta-fined-400m-for-failing-to-protect-childrens-privacy-on-instagram/
8 https://www.cnbc.com/2022/02/16/new-bill-would-require-facebook-google-and-others-to-protect-children.html
9 https://www.nytimes.com/2022/04/28/opinion/social-media-facebook-transparency.html?smid=em-share
META BOARD RESPONSE

•We want people, especially young people, to foster their online relationships in a safe environment, and we work closely with a broad range of stakeholders and experts to inform our approach to safety.
•Our policies prohibit harmful content, as well as content or behavior that exploits young people. We are focused on building features and tools that enable people to connect online safely and responsibly.
•We are committed to providing families with the tools they need to promote safe and healthy social media usage.
•We have invested in a combination of technologies and tools that provide options to verify age, and protect young people's privacy, even in the absence of clear standards regarding online age verification.
•We have the same goals as parents and policymakers: we want young people to have safe, positive experiences online and we publish Community Standards Enforcement Reports quarterly to track and demonstrate our commitment to online safety and inclusivity.
•Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders.

We want people, especially young people, to foster their online relationships in a safe environment, and we work closely with a broad range of stakeholders and experts to inform our approach to safety.
We want users, including young people, to have a positive experience online. To achieve that goal, we take continual steps to develop our policies, tools, and technology, in consultation with experts, to support teens and families, and to try to prevent users from seeing content that might be sensitive.

We have developed more than 30 tools across our apps to support teens and families, including supervision tools that allow parents to limit the amount of time their teens spend on Instagram, and age verification technology that helps teens have age-appropriate experiences. We also report on our progress and demonstrate our continued commitment to making Facebook and Instagram safe and inclusive through our Community Standards Enforcement Reports available in our Transparency Center.

We regularly collaborate with a group of external advisors for our youth efforts that includes third-party experts and professionals across online safety, privacy, media literacy, mental health, and child psychology. We work with the Safety Advisory Council, comprised of leading, independent internet safety organizations from around the world, who provide expertise, perspective, and insights that inform our approach to safety.

Our policies prohibit harmful content, as well as content or behavior that exploits young people. We are focused on building features and tools that enable people to connect online safely and responsibly.

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Our policies prohibit content that encourages suicide, self-injury, eating disorders, bullying or harassment and we remove such content when we detect it. We continue to improve the technology we use to detect and remove this type of content. We have also taken steps to protect users from being exposed to potentially sensitive content by making it harder to find. For example:
•We have sought to remove known suicide and self-harm related posts from places where people discover new content, removed certain hashtags and accounts from appearing in search and have added sensitivity screens to blur certain content that could have a negative impact on someone searching. In addition, we have disabled searches for certain terms relating to self-harm and eating disorders and instead refer users to expert resources.
•The Sensitive Content Control, which gives users control over sensitive content, has only two options for teens: “Standard” and “Less.” New teens on Instagram under 16 years old are defaulted into the “Less” state, making it more difficult for them to come across potentially sensitive content or accounts in Search, Explore, Hashtag Pages, Reels, Feed Recommendations, and Suggested Accounts.
•We have expert-backed in-app resources specific to suicide, self-harm and eating disorders so if someone searches for, or posts, content related to these topics, they will see a pop-up with tips and ways to connect to organizations like the National Eating Disorders Association in the United States.
•Our policies prohibit content or behavior that exploits children and we seek to prevent this activity through a number of measures, including using technology, such as artificial intelligence. Over the last few years, we have worked on several new features, tools and technologies, including artificial intelligence to proactively detect accounts engaged in certain suspicious patterns of behavior. For example, to protect teens from unwanted contact from adults, we seek to limit adults from messaging teens who do not follow them on Instagram. We also show Safety Notices to teens if an adult who they are connected to tries to direct message them.
We encourage anyone who sees content they think breaks our rules to report it using our in-app reporting tools.

We are committed to providing families with the tools they need to promote safe and healthy social media usage.

We provide supervision tools and expert-backed resources to parents and guardians to make it easier for them to be involved in their teens’ social media experiences. Parents can access Family Center and set up tools with their teen to supervise their Instagram experience. For example, parents and guardians can set specific times during the day or week when they would like to limit their teens’ use of Instagram, view how much time their teens spend on Instagram and set time limits, be notified when their teens share they have reported someone, view and receive updates on what accounts their teens follow and the accounts that follow their teens, and view and be notified if their teens make an update to their privacy and account settings.

We work with groups like Connect Safely and Net Family News to develop resources for parents and guardians to help them have meaningful and open conversations with their teens about social media usage.

We have invested in a combination of technologies and tools that provide options to verify age, and protect young people's privacy, even in the absence of clear standards regarding online age verification.

Online age verification is a complex, industry-wide challenge. We have long advocated for clear industry standards for age verification and for developing experiences that are age appropriate. We have also long called for an industry body that determines best practices for age verification, designing age-appropriate experiences, and building parental controls.

Our Terms of Service require users to be at least 13 years old. In some countries, our minimum age is higher. When prospective users sign up for an account, they are required to share their date of birth and we restrict users who repeatedly try to enter different birthdays. When we learn someone potentially under age 13 has created an account, we remove them if they cannot demonstrate they meet our minimum age requirement.

We are currently testing a new menu of options to verify age on Instagram. For instance, in addition to providing an ID, prospective users will be able to ask others to vouch for their age, or use new technology that can estimate their age based on a selfie. In addition to testing these new options to verify age, we are continuing to invest in and use artificial intelligence to detect whether or not someone is a teen or an adult.

We have the same goals as parents and policymakers: we want young people to have safe, positive experiences online and we publish Community Standards Enforcement Reports quarterly to track and demonstrate our commitment to online safety and inclusivity.

As part of our continued work to help keep our technologies age-appropriate, we refer to new external research, feedback from experts and academics, and our own understanding of how our technologies are used, to inform changes we make.

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We also continue to work with policymakers and our industry peers to develop clear industry practices in areas like age verification, parental supervision, and developing experiences that are age-appropriate for teens. We want social media to be a positive force in teens’ lives, so we are listening to feedback from experts and our community to build apps where teens can discover and create in an age-appropriate way.

We publish Community Standards Enforcement Reports on a quarterly basis to track our progress and demonstrate our continued commitment to online safety and inclusivity. Content enforcement actions covered in these reports include actions relating to bullying and harassment, child endangerment, suicide and self-injury, and violent and graphic content. For each of these topics, we provide the prevalence of activities, content actioned, proactive rate, appealed content, and restored content as well as historical data to allow stakeholders to assess our progress.

Given our ongoing efforts to address this topic, the board of directors does not believe that the requested report would provide additional benefit to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Twelve: Shareholder Proposal Regarding Report on Pay Calibration to Externalized Costs
The proponent of this resolution is The Shareholder Commons on behalf of Catherine Raphael.

ITEM 12 — Report on Pay Calibration to Externalized Costs
On October 5, 2021, Frances Haugen, a former Company data scientist, testified before the U.S. Senate, highlighting the Company’s unmitigated prioritization of profits:
I’m here today because I believe Facebook’s products harm children, stoke division and weaken our democracy.
The Company reached 2.96 billion users in the third quarter of 2022. Its platforms affect users’ perceptions, and these perceptions affect social institutions and the ability of the global community to address catastrophic threats. As one expert stated:
Facebook is becoming the last bastion of climate denial.
Company personnel know its content is harmful:
•We know that COVID vaccine hesitancy has the potential to cause severe societal harm.
•We make body image issues worse for one in three teen girls.
But a former employee says the Company accepts those harms to increase its profits:
The company’s leadership knows how to make Facebook and Instagram safer, but won’t make the necessary changes because they put their astronomical profits before people…
According to the 2022 proxy statement, the 2021 bonus plan was intended “to motivate executive officers to focus on company priorities and to reward them for individual results and achievements.” The calculations of Company priorities included: “Continue making progress on the major social issues facing the internet and our company, including privacy, safety, and security.” The proxy statement noted: “None of these priorities were assigned any specific weighting or dollar amount of the target bonus.”
This level of accountability for these social issues seems inadequate to the task of ensuring that the executive officers are not motivated to boost traffic and advertising revenues to increase their own compensation when doing so would lead to environmental and social damage that harms the economy and the portfolios of diversified shareholders. Essentially, the current plan allows executives to be rewarded for profits based on decisions that harm the economy.
Resolved: Shareholders request that the Board Compensation, Nominating and Governance Committee prepare a report assessing the feasibility of integrating specific weights or dollar amounts to base and bonus pay calibrated consistent with the costs externalized by Company operations, including costs imposed on the global economy and the environment.

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Supporting Statement:
In preparing this report, the Committee should identify quantifiable negative externalities, such as environmental costs, affected social determinants of health, societal disruption, and other damage attributable to Company activities that will be absorbed by the economy, as well as those negative externalities for which quantification is not feasible, but for which a reasonable approximation or relevant measure may be developed. The weights or dollar amounts may be calculated proportional to the level of externalities imposed by the Company with such amounts calculated to offset any incentive to create such externalities when doing so would improve the Company’s financial performance.

Please vote for: Report on Pay Calibration to Externalized Costs – Item 12
META BOARD RESPONSE

•Our executive compensation program is designed to support our company priorities and promote long-term shareholder interests.
•The compensation, nominating & governance committee oversees our executive compensation program and seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests.
•The requested report is too broad in scope to be feasible or effective and would come at a significant cost to shareholders with no discernible benefit.
•Given our existing efforts to ensure our executive compensation program appropriately incentivizes our executives and the infeasibility of preparing the requested report, the board of directors believes that the requested report would be unwise to attempt to produce.

Our executive compensation program is designed to support our company priorities and promote long-term shareholder interests.
We believe that our executive compensation program supports our objective of focusing on at-risk compensation having significant financial upside based on individual performance and our performance relative to company priorities. Emphasizing equity awards in our program directly links shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term. Moreover, we use equity compensation to attract industry leaders of the highest caliber and to retain them over the long term.

The program is designed to encourage our executives to help achieve our mission through the successful pursuit of our company priorities. For 2022, the company priorities as approved by the compensation, nominating & governance committee were as follows:
•Making progress on the major social issues facing the internet and our company, including privacy, safety, and security;
•Building new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future;
•Continuing to build our business by supporting the millions of businesses that rely on our services to grow and create jobs;
•Communicating more transparently about what we're doing and the role our services play in the world.
The compensation, nominating & governance committee oversees our executive compensation program and seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests.

The compensation, nominating & governance committee is comprised of all independent directors. The committee is responsible for overseeing all aspects of our executive compensation program, including our company priorities, executive salaries, payouts under our bonus plan, the size and structure of equity awards, and executive perquisites. It is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers.

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Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders. Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent.

The requested report is too broad in scope to be feasible or effective and would come at a significant cost to shareholders with no discernible benefit.

We believe the externalized costs described in the proposal are vague, broad and not subject to accurate measurement. In addition, we believe the request is infeasible, would not be a productive way to utilize company resources, and is highly unlikely to provide meaningful value or relevant information to shareholders if it were to be produced.

Given our existing efforts to ensure our executive compensation program appropriately incentivizes our executives and the infeasibility of preparing the requested report, the board of directors believes that the requested report would be unwise to attempt to produce.

The board of directors recommends a vote AGAINST the shareholder proposal.
Proposal Thirteen: Shareholder Proposal Regarding Performance Review of the Audit & Risk Oversight Committee
The proponents of this resolution are lead filer Harrington Investments, Inc. and co-filer Mary Hawkins.

Resolved:
Shareholders request the Board of Directors (the “Board”) of Meta Platforms, Inc. (“Meta”) commission an independent review of the role of the Audit and Risk Oversight Committee (the “Committee”) in ensuring effective Board oversight of material risks to public well-being from Meta’s operations. The review should be conducted at reasonable expense with a public summary, omitting confidential or privileged information. A full report of the review should be publicly disclosed on Meta’s website.
Supporting Statement:
In 2018, following the Cambridge Analytica scandal in which the company allowed Facebook user data to be improperly acquired and used for political purposes, the Board broadened the charter of the Audit Committee, renamed the Audit and Risk Oversight Committee, making it responsible for reviewing “at least annually” risk exposures, including ESG risks, such as data privacy, community safety, and cybersecurity, as well as management’s efforts to monitor and mitigate such exposures.
Nevertheless, Meta’s social media platforms have continued to contain troubling content including:
•advertisements on Facebook by white supremacist groups that have violated Facebook's terms of service;
•far-right militia groups that have organized and recruited on Facebook;
•the spread of COVID-19 misinformation on Facebook;
•the spread of election misinformation on Facebook leading up to the January 6, 2021 attack on the U.S. Capitol; and
•content on Instagram that Meta’s internal research has shown is damaging to adolescent girls’ mental health; and
•inappropriate behavior by users on Meta’s VR platforms.
Further, the D.C. attorney general has filed litigation against Mark Zuckerberg for Meta’s alleged data abuses, and Meta is facing a class action lawsuit led by Ohio Public Employees Retirement System for over $100 billion in lost shareholder value, alleging Meta intentionally misled the public and investors about the negative impact of its products on minors.
Proponents recommend a review assessing the Committee’s role in promoting effective fiduciary oversight by the Board, including the extent to which the Committee ensures Board access to necessary data on issues related to risks to public well-

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being, the frequency with which management brings “red flag” issues to the attention of the Board, and the depth of Board consideration of these issues. We note directors are liable under Delaware law if they “consciously failed to monitor or oversee [the company’s] operations thus disabling themselves from being informed of risks or problems requiring their attention,” particularly if they lack an effective system to flag and monitor material issues.
In our view, an independent assessment of the Committee’s oversight of public safety and public interest risks will help identify any needed mitigation measures such as additional access to internal and external experts, director training, increasing the frequency of Committee engagement with management, or providing an avenue for employees to anonymously report issues to the Committee.
For these reasons, we urge shareholders to vote for this proposal to protect investor value through authentic, well-resourced risk oversight at Meta.
META BOARD RESPONSE

•The audit & risk oversight committee takes its responsibilities, including risk oversight, seriously.
•We are currently in the process of undertaking an external quality assessment of our internal audit function by an independent third party, which will include the audit & risk oversight committee’s oversight of the internal audit function.
•We believe that a third-party assessment of the audit & risk oversight committee’s performance is unnecessary and would not provide additional benefit to shareholders, in light of the board of director’s existing practices.

The audit & risk oversight committee takes its responsibilities, including risk oversight, seriously.
We are committed to promoting the best of what people can do together by keeping people safe and preventing harm. This commitment is one that our audit & risk oversight committee of our board of directors takes seriously.

The committee understands the responsibility that comes with oversight of a company that operates a global platform, given that we deal with complex issues impacting society and the internet. As stated in the audit & risk oversight committee’s charter, this includes the responsibility to oversee and annually review with management the company’s assessment of the major ways in which our services can wrongfully be used to facilitate harm or undermine public safety or the public interest, including through the sharing of content on our services that violate our policies. Management regularly reviews with the audit & risk oversight committee steps the company has taken to monitor, mitigate, and prevent such abuse.

The audit & risk oversight committee also reviews other programs, policies, and risk exposures, as well as our efforts to monitor or mitigate these exposures as the committee deems necessary or appropriate from time to time. These risk oversight areas encompass financial and enterprise risk, legal and regulatory compliance, ESG policies and practices, cybersecurity and other topics, including key areas such as content governance, community safety and security, human rights, and civil rights.

The reviews of the audit & risk oversight committee’s oversight purview are informed by internal board discussions, as well as engagement meetings that we have held with our shareholders through our ongoing engagement program regarding board composition, oversight, committee structure, and risk oversight. Members of the audit & risk oversight committee, including the chair of the committee, have participated in these meetings and heard feedback from shareholders regarding the committee’s roles and responsibilities. All feedback on these related topics has been shared with the full board of directors.

In addition, our board of directors conducts an annual self-assessment of the performance of the full board, each committee (including the audit & risk oversight committee), and each director. In connection with this annual assessment, the audit & risk oversight committee also evaluates its own performance in carrying out its duties to consider whether it is effectively addressing the key risk areas and topics that our company faces. This assessment process is overseen by both our Lead Independent Director of our board of directors and our compensation, nominating & governance committee, and the results of the assessment are reported to the full board of directors. Further, the audit & risk oversight committee regularly receives reports from members of management and outside consultants and experts who help advise the company, as appropriate, on matters concerning community safety and security, human rights, and civil rights. The audit & risk oversight committee regularly reports to our board of directors with respect to its activities.

We are currently in the process of undertaking an external quality assessment of our internal audit function by an independent third party, which will include the audit & risk oversight committee’s oversight of the internal audit function.

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Every five years, we conduct an external quality assessment relating to our internal audit function. The assessment, which is expected to be completed in the final quarter of 2023, is intended to review the current level of risk that falls within the purview of internal audit to remain consistent with certain auditor standards (The Institute of Internal Auditors’ International Professional Practices Framework and the IIA’s Code of Ethics), as well as the efficiency and effectiveness of the internal audit activity. The assessment also covers the audit & risk oversight committee’s oversight of the internal audit function. The assessment is intended to identify any gaps against these frameworks and identify opportunities for improvement for the internal audit function. This assessment is an important review in ensuring that the committee is completing one of its core oversight duties and incorporating any new or emerging topics into its purview.

We believe that a third-party assessment of the audit & risk oversight committee’s performance is unnecessary and would not provide additional benefit to shareholders, in light of the board of director’s existing practices.

Given the robust efforts already in place that demonstrate our audit & risk oversight committee’s commitment to providing appropriate oversight, as well as being involved and informed, on these issues, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.

The board of directors recommends a vote AGAINST the shareholder proposal.

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Questions and Answers About the Proxy Materials and the Annual Meeting
1.    What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Meta Platforms, Inc., a Delaware corporation, in connection with the 2023 Annual Meeting of Shareholders (Annual Meeting) to be held on May 31, 2023, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/META2023. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (Proxy Materials).
2.    Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice to our shareholders of record and beneficial shareholders as of April 6, 2023, which is the record date for the Annual Meeting.
3.    How can I access the proxy materials over the internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.
4.    How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
5.    I share an address with another shareholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those shareholders unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and reduce costs.
We and a number of brokers with account holders who are our shareholders will be householding our Proxy Materials. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Meta Platforms, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

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6.    What items of business will be voted on at the Annual Meeting? How does the board of directors recommend I vote on these proposals?
The following table presents the items of business scheduled to be voted on at the Annual Meeting and the voting recommendation of the board of directors with respect to each proposal:

Proposal	Board Voting Recommendation
Management Proposals:
1. The election of nine directors	FOR each nominee
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR
Shareholder Proposals:
3. A shareholder proposal regarding government takedown requests	AGAINST
4. A shareholder proposal regarding dual class capital structure	AGAINST
5. A shareholder proposal regarding human rights impact assessment of targeted advertising	AGAINST
6. A shareholder proposal regarding report on lobbying disclosures	AGAINST
7. A shareholder proposal regarding report on allegations of political entanglement and content management biases in India	AGAINST
8. A shareholder proposal regarding report on framework to assess company lobbying alignment with climate goals	AGAINST
9. A shareholder proposal regarding report on reproductive rights and data privacy	AGAINST
10. A shareholder proposal regarding report on enforcement of Community Standards and user content	AGAINST
11. A shareholder proposal regarding report on child safety impacts and actual harm reduction to children	AGAINST
12. A shareholder proposal regarding report on pay calibration to externalized costs	AGAINST
13. A shareholder proposal regarding performance review of the Audit & Risk Oversight Committee	AGAINST
The eleven shareholder proposals (Proposals Three through Thirteen) are hereinafter referred to as the "Shareholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 6, 2023, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 6, 2023, we had 2,214,783,640 shares of Class A common stock outstanding and 350,578,831 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting or represented by proxy.
Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

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8.    What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected. You may withhold on voting for directors. A withhold vote has no effect on the outcome of the proposal.
Approval of Proposal Two through Thirteen requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal. In the event of a negative vote on Proposal Two, our audit & risk oversight committee will reconsider the appointment of our independent registered public accounting firm.
9.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not votes cast affirmatively or negatively, they will have no effect on the approval of any of the proposals.
10.    Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.
11.    How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 31, 2023. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2023. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at investor.fb.com after the meeting.
12.    What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

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13.    Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/META2023. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
14.    Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with Computershare will also be able to vote by telephone and internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the internet or by telephone.
15.    How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Shareholders are requested to vote via the internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; and in the case of each of the eleven Shareholder Proposals, as a vote "AGAINST" each such proposal.
16.    How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary by mail to our principal executive offices stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.
17.    Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.
18.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
19.    How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.

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In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2024 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), the proposal must be received by us via email at CorporateSecretary@meta.com or via physical mail sent to our principal executive offices no later than December 16, 2023. Please note the address of our principal executive offices has changed and submissions should be made to Meta Platforms, Inc., 1 Meta Way, Menlo Park, California 94025, Attention: Secretary.
We strongly encourage you to use the email address above to submit a proposal rather than submitting a proposal via physical mail. If a proposal is sent via physical mail, please ensure that it can be forwarded and we recommend that you follow up with an email to us as well. If these steps are not followed, we may not receive your proposal by the deadline.
Shareholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2024 under our amended and restated bylaws must provide written notice of such proposal to our Secretary at our principal executive offices between close of business February 1, 2024 and close of business March 4, 2024 and comply with the other provisions of our amended and restated bylaws. In addition to complying with the advance notice provisions of our amended and restated bylaws, to nominate a director, shareholders must give timely notice that complies with the additional requirements of Rule 14a-19 under the Exchange Act, which must be received no later than April 1, 2024.
20.    How do I contact the board of directors?
Shareholders may contact our board of directors by sending an email to our Secretary via email at CorporateSecretary@meta.com. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a shareholder wishes to contact the independent members of the board of directors, the shareholder should address such communication to the attention of the Lead Independent Director at the email address above. Our Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
21.    Who is paying for the solicitation of my proxy, and how are proxies solicited?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. We have also engaged Morrow Sodali LLC (Morrow Sodali) as our proxy solicitor to assist in the solicitation of proxies for the Annual Meeting and have agreed to pay a fee of $25,000 for these services. We will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages, and expenses.
Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet service providers, which must be borne by the shareholder.
If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact Morrow Sodali at:

Morrow Sodali LLC
333 Ludlow Street — 5th Floor
South Tower
Stamford, Connecticut 06902
Tel: (800) 662-5200
Banks and brokers call: (203) 658-9400
Email: META.info@investor.morrowsodali.com
* * *

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Other Matters
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2022. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, some of our sustainability goals, in particular those related to environmental matters, are based on estimates and assumptions that may turn out to be inaccurate. Similarly, our workforce diversity goals are stretch goals whose achievement, while uncertain, drive and inspire us to make progress. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
OTHER BUSINESS
The board of directors does not presently intend to bring any other business before the 2023 Annual Meeting of Shareholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, so that your shares may be represented at the Annual Meeting.

101 | 2023 Proxy Statement

META PLATFORMS, INC.
1 META WAY
MENLO PARK, CA 94025

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/META2023**
You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12137-P84186

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

META PLATFORMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Peggy Alford
02) Marc L. Andreessen
03) Andrew W. Houston
04) Nancy Killefer
05) Robert M. Kimmitt
06) Sheryl K. Sandberg
07) Tracey T. Travis
08) Tony Xu
09) Mark Zuckerberg

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Meta Platforms, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V12138-P84186

META PLATFORMS, INC.
Annual Meeting of Shareholders
May 31, 2023, at 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Susan Li and Jennifer G. Newstead, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Shareholders, to be held live via the Internet at www.virtualshareholdermeeting.com/META2023 at 10:00 a.m., Pacific Time, on May 31, 2023, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side